LEASE AGREEMENT
                              ---------------

     THIS LEASE AGREEMENT is made this 21 day of July, 1997, (the
"Effective Date") between TIG DEVELOPMENT PROPERTY ACCOUNT I, INC. and/or its Assigns ("Landlord"), and WESTCOTT COMMUNICATIONS, INC., a Delaware corporation ("Tenant")

                                  RECITALS
                                  --------

     Landlord desires to design, construct and lease to Tenant a facility (the "Building") and other improvements (the Building and other improvements [including, without limitation, Tenant's improvements] are sometimes referred to collectively as the "improvaments" as more particularly described in Exhibit J) on a site consisting of approximately 1479 acres in the Piano International Business Park, as more particularly described in Exhibit A (the "Land"), in accordance with the terms and subject to the conditions of this Agreement, Tenant desires to have constructed on the Land and to lease from Landlord the Improvements in accordance with the terms and subject to the conditions contained in this Agreement.

                                 AGREEMENTS
                                ------------

     FOR AND IN CONSOERATION of the mutual covenants contained in this Agreement, Landlord and Tenant (sometimes referred to jointly as the "parties") agree as follows:

     Section 1. Property Ownership. Except as otherwise provided herein, Landlord shall at its sole cost and expense, design, construct and lease to Tenant, and Tenant shall lease from Landlord, the Improvements to be constructed by Landlord on the Land and all walkways, landscaping, 4siveways parking lots and open space on the Land. Landlord shall be the true and lawful owner of the Land and Improvements (collectively referred to as the "Premises'), subject only to those matters identified on Exhibit E attached hereto (the "Permitted Exceptions").

     Section 2. Construction of Improvements. (a) The Building shall consist of approximately 182,305 square feet. In addition, Landlord shall construct on the Land a parking lot containing at least the number at parking spaces as set forth on Exhibit B ("Initial Parking"). Tenant shall have the right to expand or contract the area of the Building by ten percent (10 %) prior to Landlord's commencement of construction or as a Change Orcl4r (as defined below) if Landlord has had the plan for the Land and Building approved. The actual square footage of the Building shall be deemed, for all purposes, to be that amount of square footage as is determined by the architects for Tenant and Landlord, in the event the architects for Tenant and Landlord are unable to agree on the technology be utilized in calculating square footage, the parties hereto agree to utilize BOMA's most current method for measuring industrial properties. In the event the architects cannot agree on the actual measurement of the square footage, they shall select, in good faith, a third architect whose decision shall be binding on both parties as to the amount of square footage contained in the Building,

(b) Landlord shall provide; at Landlord's sole cost and expense, all the material, labor and equipment necessary for the construction of the Improvements in accordance with the terms of this Agreement. Landlord shall cause the Improvements to be constructed in a. good and workmanlike manner in accordance with the preliminary plans and specifications attached as or described in the attached Exhibit B (the "Preliminary Plans and Specifications") or as revised for timely acceptance of value engineering alterations as reflected on Exhibit B. Except as otherwise provided herein, Landlord shall, at its sole expense, complete the construction of the Improvements in accordance with all applicable statutes (including, without limitation, the Americans with Disabilities Act) and building codes, governmental rules, regulations and orders, zoning and land use laws, rules and regulations, and recorded covenants, conditions and restrictions affecting right to the Premises ("Legal Requirements"). Landlord shall provide Tenant with "as-built" drawings of the Improvements within sixty
(60) days after substantial completion.


(c) Landlord shall cause its architect, Gromatsky & Dupree, to prepare float plans and specifications, including all necessary working drawings ("Final Plans'1) (i) for civil, utility and grading plan within twenty-one(21) days after Lease execution; (ii) for the Building core and shell, on or before July 2X, 1997; and (iii) for interior improvements on or before October 6, 1997. The Final Plans shall include the drawings referred to in Exhibit I! and shall be consistent with the Preliminary Plans and Specifications, Tenant shall have ten (10) business days after receipt of the Floor Plans to approve or disapprove same, in writing. Tenant shall state any objections it may have with specificity. Landlord shall then resubmit the Final Plans to Tenant within five (5) business days after receipt of Tenant's objections. Tenant must approve the revised Final Plans within seven (7) days after receipt thereof. Landlord and Tenant shall repeat this process until the Final Plans are approved.

(d) Landlord shall commence construction of the Improvements on or before fifteen days after the later of: (i) the Effective Date or (ii) the date upon which Landlord acquires fee simple title to the land, Landlord shall diligently proceed with the construction of the improvements and shall substantially complete that construction, secure a certificate of occupancy (the "Certificate of Occupancy") permitting Tenant's Lawful occupancy of the Improvements and deliver possession of the Improvements to Tenant on or before March I, 1 99L Landlord may satisfy the requirement for securing the Certificate of Occupancy by securing a temporarily or conditional certificate of occupancy from the City of Carrollton. If Landlord satisfies the requirement for securing the Certificate of Occupancy by securing a temporary or conditional certificate of occupancy, Landlord must diligently pursue and secure the issuance of a final, unrestricted certificate of occupancy (the "Final C.O.") within one hundred twenty (120) days after the date of the issuance of the temporary or conditional certificate of occupancy. If delays in the commencement of the constructions of the Improvements or the issuance of the Final C. 0. occur by reason of forte majeure, as defined in Section 41 of this Agreement or those that occur by reason of acts or omissions on the part of Tenant or those acting for or under the direction of Tenant, including but rot limited to change orders, are collectively referred to in this Agreement as "Tenant Delays" (all of which delays are collectively referred to in this Agreement as "Excused Delays") (all other delays are defined as "Landlord Delays"), the date established above For the commencement of the construction of the Improvements or obtaining the Final CO. will be postponed by the aggregate duration of the Excused Delays. In order for a delay to constitute an Excused Delay, Landlord must give Tenant written notice of the occurrence of the delay and its probable duration within ten (10) business days following its 000tix-rence or the "Weekly Progress Meeting" (as hereinafter defined), next following the event, whichever is sooner. Upon obtaining substantial completion, Landlord's architect shall issue its written notice of substantial completion ("Notice of Substantial. Completion") certifying that Landlord has substantially completed construction of the Improvements in compliance with the Fir's] Plans and Specifications. I~ the event Tenant disputes Landlord's determination of substantial completion, the decision of an architect selected jointly by Landlord and Tenant, shall be final and binding. Such architect shall be selected within sixty (60) days of the Effective Date of this Agreement. The only issue to be decided by such architect is whether Landlord's architect was correct in determining the date of substantial completion. For purposes of such determination~ substantial completion shall mean that the Improvements have been made suitable for use or occupancy by Tenant and is in a condition to serve its intended purpose, but may require minor miscellaneous work and adjustment, If, as a result of Tenant Delays, Landlord fails to complete the construction of the Improvements and to secure the Certificate of Occupancy by March 1, 1998, or the date of the expiration of the period that begins on March 1, 1995, and that ends for the aggregate number of days of Excused Delays (other than Tenant Delays) that occur, if any, Tenant shall continue paying Base Rent and additional rent on the earlier of the Rent Commencement Date (as hereinafter defined), or the date of the expiration of the period that begins on March 1, 1993, and that extends for the aggregate number of days of Excused Delays (other than Tenant belays) that occur, if any. Representatives of Landlord and Tenant shall together inspect the Improvements upon the issuance of Notice of' Substantial Completion and shall generate a punch list within thirty (30) business days after the inspection or within such shorter time that Tenant may reasonably request not sooner than seven (7) days from the issuance of the Notice of Substantial Completion. Landlord shall diligently pursue and complete any punch list hems and remedy any non-conforming or detective work within sixty (60) days thereafter.

                                     2

(e) Tenant's obligation to pay Base Rent and additional rent will commence on a date that is seven (7) days following the later of (i) Landlord's architects giving Notice of Substantial Completion or as determined by third party architect as the case may be; (ii) Landlord's tender of possession of the Improvements to Tenant; and (ill) Landlord's obtaining a Certificate of Occupancy (or other temporary or conditional certificate as allowed ,under Section 2(d)) ("Rent Commencement Date"). if prior to Landlord's substantial completion of the Improvements, the Improvements are partially ready for Occupancy, Tenant may, with Landlord's consent, occupy the portion of the Improvements that is ready for occupancy and, in the event of such early occupancy, Tenant shall commence payment of Base Rent to Landlord on the date on which Tenant first commences business operations, which date shall be the "Commencement Date" for purposes of this Agreement. If, prior to substantial completion of the constructions of the Improvements, Tenant occupies a portion of the improvements without conducting business operations, the terms of this Agreement, excepting only the obligation to pay Base Rent, will apply to that occupancy. Landlord agrees to keep Tenant reasonably informed of the progress of Landlord's construction of the; Improvements and agrees to give Tenant written notice of the date upon which Landlord anticipates substantial completion of that construction will occur at least sixty (60) days in advance of that projected date. Commencing on Tenant's receipt of that notice, Tenant's employees and contractor$ may enter the Improvements for the purpose of Staffing in accordance with Legal Requirements Tenant's machinery, equipment, fixtures and other personal property ("Tenant Activities"). Subject to the terms of this Agreement, Tenant may have access to the Premises at all times. Tenant may exercise that privilege only if Landlord reasonably determines that Tenant's employees and contractors will not interfere with Landlord's timely completion of the construction of the Improvements and all the insurance coverages required under Section 15 of this Agreement are in place, In the event any of Tenant's Activities interfere with Landlord's timely completion of construction, Landlord shall initially provide written notice to Tenant which shall set forth the nature of the interference. Tenant shall immediately cease such interference. in the event Tenant fails to cease such interference, Landlord shall have the right to suspend Tenant's Activities within the improvements until such time that resumption of Tenant's Activities will not interfere with Landlord's work. In the event Tenant thus to promptly suspend such activities and such interference causes damage or loss to arise, including but not limited to, loss or damage sustained by Landlord's contractors or subcontractors, Tenant shall indemnify and hold Landlord harmless from any such loss ~r damage. Landlord's consent to Tenant's Activities shall not be construed to be a waiver of Landlord's rights to assess Tenant Delays, Entry by Tenant's employees and contractors for this limited purpose will not constitute Tenant's acceptance of the improvements or give rise to any obligation to pay Base Rent of additional rent with respect to the improvements,

                                     3

(t) Landlord shall incorporate only new materials and equipment into the construcitos of the improvements. Landlord shall guarantee the Improvements against defects in materials and workmanship for one (1) year after Notice of Substantial Completion. Provided, however, that all items that are identified on the punch list that are remedied or corrected shall be covered for a period of one (1) year from the date~ of completion of the punch list as certified by Landlord's architect. Landlord shall deliver to Tenant originals of all continuing assignable guarantees and warranties issued and made in connection with the construction of the Improvements. Except for those warranties which remain Landlord's responsibility pursuant to Section 8(a) below, Tenant may elect to enforce such warranties or guaranties or may elect to have Landlord enforce same. Landlord agrees to cooperate with Tenant, at Tenant's expense after the one year warranty period, to enforce such warranties or guaranties.

(g) Tenant may request changes in the Final Plans consisting of additions, deletions, value engineering items or other revisions to the Improvements anti extensions of the progress schedule, The parties will evidence agreement to such changes by signing change orders ("Change Orders") in the form of the attached Exhibit C and, upon the signing of a Change Order, Landlord shall prosecute the changes in accordance with the requirements of that Change Order. Landlord and Tenant shall not unreasonably delay or refuse to sign Change Orders reflecting changes requested by Tenant For the purposes of this Agreement, the terra "Change Order Cost" for editions, deletions or other revisions means the amount by which the aggregate cost Landlord will necessarily incur in connection with the construction of the Improvements, including without limitation the costs of labor and material, design fees, development fees (not to exceed 5% of the total cost)) commissions, interest and other carrying coats, and sales or other excise taxes Landlord must pay in connection with the purchase of materials and services, will increase or decrease with respect to the construction budget included in Exhibit B by reason of the implementation. of a change Tenant requests with respect to the Final Plans and for the value engineering items in the amounts set forth in Exhibit B. Landlord and Tenant will cooperate in good faith to arrive at a mutually agreeable Change Order Cost using the construction budget in Exhibit B. If the sum of all Change Order Costs set forth in fully executed Change Orders (the "Aggregate change Order Change") is a negative number thereby reflecting that Landlord will realize savings in the estimated aggregate cost Landlord will necessarily incur in connection with the construction of the Improvements by reason of the implementation of Tenant's requested changes, the parties will lower the annual Base Rent by art amount equal to the cost savings multiplied by the Yield Rate as defined below divided by the total square footage of the Building. The term "Yield Rate" shall mean an annual rate of interest equal to 10.5%. An example of the reduction, assuming a $100,000.00 negative Aggregate Change Order cost is, as follows:

                                     4

     $100,000.OO x 0.105 $.0576 per square foot if there is a One Hundred
     182,305   Thousand Dollar ($100,000.00) decrease.

(I-I) Before implementing any change to the design of the improvements that Tenant requests after approval of the Final Plans, Landlord roust submit to Tenant in the form of a proposed Change Order a statement of the Change Order Cost that will occur by virtue of that change and a statement of the terms and conditions under which Landlord will undertake to implement Tenant's requested change, including, without limitation, the effect that implementation of the requested change will have on the anticipated date for Landlord's substantial completion of the improvements. Until Landlord's representative and Tenant's representative, as defined in Section 2(k), sign the proposed Change Order, Landlord has neither obligation nor authority to proceed to implement the requested change. Each fully executed Change Order will become part of the Final Plant Any delay occurring with respect to Landlord's substantial completion of the Improvements by virtue of the review o~ a change that Tenant requests, the negotiation of a mutually acceptable Change Order in connection with that request, and the implementation of the requested change will constitute a Tenant Delay. if the Aggregate Change Order Cost is a positive number, arid is equal to or less than Three Hundred Fifty Thousand Dollars ($3 SQ000), the parties will increase the annual Base Rent by an amount equal to the amount of the positive change times the Yield Rate divided by the total square footage of the Building. An example of this increase, assuming a One Hundred Thousand Dollar ($100,000) positive Aggregate Change Order Cost is as follows:

     $ 100,000.00 x $0.0576 per square foot if there is a One Hundred
Thousand 182,305    Dollar ($100,000) increase.

In the Aggregate Change Order Cost will exceed Three Hundred Fifty Thousand Dollars ($350,000) ("Excess Aggregate Change Order Cost"), Tenant shall pay to Landlord, as provided below, all sums in excess of Three Hundred Fifty Thousand Dollars ($350,000) and pay the increased annual Base Rent attributable to the Three Hundred Fifty Thousand Dollar ($350,000) increase in Aggregate Change Order Cost as set forth above, After the time, if any, at which Tenant first becomes obligated to make payments to Landlord for Excess Aggregate Change Order Coat in accordance with the terms of the preceding sentence, the parties will make all subsequent calculations of the Aggregate Change Order Cost by deducting from the sum of all Change Order Costs set forth in fully signed Change Orders the aggregate amount of payments that Tenant has made, or is obligated to make, to Landlord for Excess Aggregate Change Order Cost. The parties hereto agree to determine the Aggregate Change Order Cost on or before thirty (30) days front the date of the issuance of Notice of Substantial Completion ant! to memorialize amendment to Lease fixing Ease Rent.

                                     5


(i) Tenant shall pay the Excess Aggregate Change Order Cost to Landlord, as follows:

(1) If the Excess Aggregate Change Order Cost is less than Ten Thousand Dollars (S 10,000), Tenant shall pay Landlord the Excess Aggregate Change Order Cost on the Commencement Date.

(2) If the Excess Aggregate Change Order Cost is equal to or greater than Ten Thousand Dollars ($100,000), Tenant shall pay Landlord fifty percent (50%) of the Excess Aggregate Change Order Cost upon the approval of the Change Order(s) and the remaining fifty percent (50%) of the Excess Aggregate Change Order Cost on the Commencement Date.

     (j) Landlord shall afford Tenant and its contractors reasonable access to the Improvements during construction for the purposes of inspecting the Improvements and making preparations for work that Tenant must undertake to ready the Improvements for Tenant's use,

     (k) Tenant and Landlord must each designate in writing at least one
(1) but not more than three (3) representative(s) to act in its behalf in dealings with the other party in matters relating to the construction of the Improvements. At least one of Tenant's and Landlord's representatives must (I) attend each regular project meeting (which shall take place weekly) relating to the construction of the Improvements ("Weekly Project Meeting"), (ii) be qualified to give authorizations, render decisions and take such other action as may be required at those meetings, but only to the extent those authorizations, decisions or other actions do not result of an increase in the monetary obligations of either party by ;n amount in excess often Thousand Dollars ($10,000), and (Iii) be authorized to approve Change Orders contemplating a Change Order Cost not in excess of Ten Thousand Dollars ($10,000) in any one instance. Any consents or approvals given by a designated representative will bind the party on whose behalf the representative acts, Either party may change its designated representatives at any time by giving written notice of a change of designation to the other party. The designated representatives will exert their reasonable efforts to render decisions and take actions in a timely manner so as to avoid unreasonable delay in the other party's work and actions relating to the Improvements. For purposes of this Section 2(k), Landlord designates John Walsh and Mark McLeod as Landlord's initial representatives and Tenant designates Mike Mooney of Westcott Communications, Inc. as Tenant's initial representative.

     (l) Throughout the period between the date on which Landlord commences construction of the Improvements arc! the data on which Landlord substantially completes the construction of the Improvements and tenders possession of the Improvements to Tenant, Landlord shall maintain (or have its general contractor maintain) in force with respect to the Improvements a policy of multiple peril (all-risk) builders risk insurance on a completed value basis in an amount equal to the 11*11 replacement cost of the Improvements. Such insurance shall be written by insurance companies licensed to do business in the State of Texas with a financial rating of XIII or better, and a policy rating of A- or better in the latest edition of Best's Guide on Property and Casualty Insurance Companies. That policy must name Tenant and Guarantor as an additional insured and must assure Tenant that its coverage will continue for Tenant's benefit notwithstanding any act or omission on Landlord's part. That policy must provide that no cancellation, surrender or material change Will become effective unless Tenant receives written notice at lean thirty (30) days in advance of the time at which that cancellation, surrender or material change becomes effective.


                                     6

     (m) If Landlord fails to substantially complete the construction of the Improvement, secure and tender possession of the improvement; to Tenant by March 1, 1998. or such later date to which Landlord's obligation to tender possession of the completed Improvements to Tenant is deferred by Excused Delays, Tenant shall receive one day of rent abatement for each one day that Landlord fails to substantially complete the Improvements and tender possession to Tenant beyond March 1, 1998 (as such date may be extended due to Excused Delays, unless such failure results from Tenant Delays). If such lid lure continues for more than thirty (30) clays after the date specified, Tenant shall receive two full days of rent abatement for every day of delay up to the ninetieth (90th) day after the date specified, If such failure continues beyond ninety (90) days, Tenant shall receive three full days of rent abatement for one day of delay after the ninetieth (90th) day. If such delay continues for more than one hundred eighty (180) days after the date specified, then in lieu of the rent abatement and as Tenant's sole and exclusive remedy, Tenant shall have the right to terminate this Agreement upon fifteen (15) days written notice to Landlord; provided, however, that Landlord shall be entitled to cure during such period arid Tenant's termination of this Agreement shall not become effective unless Landlord fails to cure within such period. In the event of such cure, Tenant shall continue to receive the abatement during the cure period at the then current rate. Landlord agrees that in the event it has not tendered possession of the Improvements to Tenant on or before June 1, 1998, and such failure is not attributable to Tenant Delays, Landlord agrees to hold Tenant harmless from any and all direct holdover costs assessed by Tenant's current Landlord and incurred by Tenant in connection with its current lease agreement with Aetna Insurance Company at 1303 Marsh Lane, Carrollton, Texas 75006, which are incurred pursuant to such lease as a result of Tenant's holding over under such lease. Landlord further agrees that in the event it has not tendered possession of the Improvements to Tenant on or before August 4, 1998, and such failure is not attributable to Tenant delays, Landlord agrees to additionally hold, Tenant harmless from any and all direct holdover costs assessed by Tenant's current Landlord and incurred by Tenant in connection with its current lease agreement with Hines Interest at Two Galleria, Dallas, Texas, which are incurred pursuant to such lease as result of Tenant's holding over under such lease.

     Section 3. Initial Term. (a) The Initial Term of this Agreement (the "Initial Term") will be the period that commences on the Commencement Date and that ends at 11:59 p.m. (Dallas, Texas time) on either the day prior to the fifteenth (15th) anniversary of the Commencement Date, lithe Commencement Date occurs on the first day of a calendar month, or on the fifteenth (15th) anniversary of the last day of the calendar mouth in which the Commencement Date occurs, if the Commencement Date does not occur on the first day of a calendar month, whichever is applicable. The definition accorded the term "Commencement Date" in this Section 3 will not reduce Tenant's obligation to pay Base Rent with respect to periods of time preceding the Term, as defined above, under the circumstances set forth in
Section 2(b) or 2(c). Tenant has the right to renew the term of this Agreement, as set forth in Section S below, and the Initial Term and any Renewal Term with respect to which Tenant exercises that option in accordance with Section 5 are collectively called the 'Term" in this Agreement.

                                     7


(b) Within thirty (30) days after the Commencement Date, the parties will execute an acknowledgment letter for the purpose of confirming the Commencement Date, the Expiration Date, and the annual Base Rent for each Lease Year (as defined below). For purposes of this Agreement, the term "Lease Year" shall mean each twelve month period commencing with the month in which the Commencement Date occurs. That acknowledgment will be substantially in the form of the attached Exhibit D.

     Section 4. Base Rent, and Additional Rent. (a) Subject only to the adjustments and credits expressly set forth in Section 2 of this Agreement, Tenant shall pay to Landlord for the Premises the annual amount as base rent ("Base Rent") for each Lease Year indicated On Exhibit F attached hereto and made a part hereof. Tenant shall pay each monthly installment of Base Rent in advance on the first day of each month during the Term, with the first installment of Base Rent being due on the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month and if the obligation to commence paying Base Rent does not arise earlier in accordance with the terms of Section 2(b) or 2(c), the Base Rent for the month in which the Commencement Date occurs will be equal to the monthly installment amount specified above multiplied by a fraction, the numerator of which is the number of days in the period between the Commencement Date and the last day of that month, and the denominator of which is the total number of days in that month. Under no circumstances shall the Base Rent payable hereunder be abated for any period unless otherwise specifically provided in this Agreement. If any payment required of Tenant under this Agreement is not paid when due, Landlord may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse. Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency; provided, however, that Tenant may have one late payment per Lease Year without incurring such charge in the event the actual payment is received by Landlord on or before the 111Th
(5th) day of the month in which it is due following written notice from Landlord that such amount is past due.

     (b) If a termination of this Agreement occurs prior to the last day of the Term (the "Expiration Date") for reasons other than Tenant's default and if the effective date of termination is other than the last day of a calendar month, the parties will pro rate the Base Rent payable with respect to the calendar month in which the effective date of termination occurs based on the number of days in that month, and Landlord shall promptly refund to Tenant, to the extent Tenant is not then in default under this Agreement, any previously paid Base Rent attributable to any period of time following the termination date.

     (c) Tenant will pay, prior to the date such taxes are delinquent, all real estate taxes and installments of special assessments levied against the Premises and attributable to any period of time included within the Term (the "Impositions"). Except for any installment of assessments owed by Tenant at the termination of this Agreement which shall be paid in proportion to the then remaining term at the time of termination, Tenant shall have the right to make assessment payments in amounts and in proportions as permitted by applicable law. Landlord agrees to designate Tenant as the party to receive all real estate tax bills for the Premises. Upon Tenant's receipt of a paid receipt that the taxing authority issues and that demonstrates the payment of that Imposition, Tenant shall deliver to Landlord a copy of the receipt. In the event Tenant fails to timely pay such Imposition, Tenant must pay all interest and penalties that accrue in respect of that Imposition. The foregoing will not require Tenant to pay any municipal, state or federal income or excess profits taxes assessed against Landlord, any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or any franchise tax unless such franchise tax has been enacted or modified to replace, in whole or in part, ad valorem taxes. With respect to the Impositions levied in respect of any period of time within which either the Commencement Date or the Expiration Date occurs, Tenant must only pay a proportionate part of those Impositions, which part will bear the same ratio to the total amount of those Impositions as the number of days in the period between the Commencement Date and the end of that period of time or in the period between the beginning of that period of time and the Expiration Date, whichever is applicable, bears to the total number of days in that period of time, Any Impositions owed by Tenant at the termination of this Agreement shall be payable in full to Landlord at the time of termination, and if current taxes are not known at the time of termination, such amount shall be determined based on the taxes assess for the preceding year.

                                     8


Tenant shall have the right to contest and is entitled to recover from Landlord any refund paid to Landlord as a result of a successful contest of such Imposition by Tenant, provided, however, Landlord shall be entitled to retain from such refund, rebate or credit any reasonable unreimbursed expenses it has incurred by virtue of Tenant's contest. If Tenant contests any Imposition in a manner which results in a lien or other encumbrance being assessed or affixed upon the Premises at any time, Tenant shall take reasonable steps to protect Landlord against any liens arising therefrom. Tenant may request Landlord to join in any contest Tenant undertakes in accordance with the foregoing if the provisions of any law, rule or regulation at the time in effect require that the proceedings be brought by or in the name of Landlord, and the expense of same to Landlord, including but not limited to the reasonable fees and costs of Landlord's attorneys and experts, shall be borne by Tenant, Landlord agrees to take reasonable steps to cooperate with Tenant, at Tenant's expense, in connection with any contest of Impositions undertaken by Tenant. Landlord agrees to pass on to Tenant all tax incentives (i.e., tax rebates, credits, refunds) obtained by Landlord or Tenant in connection with the Land and Building and to the extent permitted by law shall assign such incentives to Tenant upon the condition that. such incentives shall revert to Landlord in the event this Agreement is terminated for any reason expressly permitted herein. The parties agree that in such event such reversion to Landlord shall occur without the necessity of any further action by Landlord. Landlord agrees not to take affirmative actions that cause the loss of any tax incentives from any taxing authority.

     (d) Tenant shall also pay, as additional rent, all costs and expenses, including but not limited to penalties and interest, paid by Landlord to any third party on Tenant's behalf which are attributable to obligations owing by Tenant under this Agreement, for which such additional charge was imposed by virtue of late receipt of Tenant's payment, including but not limited to real estate taxes. Such costs and expenses, which will include an administration fee of two percent (2%) of Landlord's out-of-pocket expenditures shall be due and payable by Tenant upon its receipt of written demand from Landlord. These costs and expenses shall also constitute "Impositions," and the proration and payment date described in
Section 4(c) above shall also apply to the Impositions referenced in this
Section 4(d).


                                     9

     (e) Tenant wilt pay Base Rent and additional rent to Landlord at the address set forth in Section 33Q) or at such other address as Landlord may from time to time designate. Tenant's obligation to pay rent and any other amounts to Landlord under this terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord, In addition to Base Rent due hereunder, all sums of money and all payments due Landlord under this Agreement, including, without limitation, monies owed to Landlord by Tenant for reimbursement of Landlord's costs in performing any obligations of Tenant hereunder, shall be deemed to be additional rent owed to Landlord by Tenant.

     Section 5. Renewal of the Term. (a) Tenant may renew the Term for two (2) renewal terms ("Renewal Terms") of sixty (60) months each (the first such renewal defined as the "First Renewal Term" and the second such renewal defined as the "Second Renewal 1mm") so long as (i) this Agreement is in full force and effect and Tenant is not in default (beyond any applicable grace period) in respect of the performance of any obligation it undertakes under the terms of this Agreement during the time that Tenant exercises that option and the time the Renewal Term commences and (ii) Tenant or any Permitted Transferee (as defined in Section 31 below) of Tenant continues to hold the tenant's interest created by virtue of the execution of this Agreement. The provisions of this Agreement will govern the relationship between the parties during each Renewal Term, except that the Base Rent for each Renewal Term will be determined as provided below. Tenant will exercise that renewal option, if at all, by delivering written notice (the "Tenant Option Notice") to Landlord not more than thirty (30) days from the date of its receipt of' Landlord's renewal notice, Landlord shall give Tenant notice, within three hundred sixty (360) days but not more than four hundred fifty (450) days prior to the end of such Lease term, of Landlord's opinion of the Fair Market Rent (as defined below) (the "Landlord Renewal Notice"). Tenant's Renewal Notice shall state whether it accepts the Landlord's determination of Fair Market Rent or in the event it does not accept Landlord's determination of Fair Market Rent, it shall state its opinion of Fair Market Rent. If Tenant does not accept Landlord's determination of Pair Market Rent and proposes its own opinion of Fair Market Rent, then Fair Market Rent shall be determined by binding arbitration as provided below However, both parties agree that for a period of thirty (30) days from the date of Tenant's Renewal Notice that they will attempt, in good faith, to reach an agreement as to Fair Market Rent. In the event the parties are unable to agree on Fair Market Rent, Tenant may withdraw its exercise of the renewal option or may proceed to arbitration as provided below, In the event Landlord shall fail to issue its Landlord renewal notice, Tenant may provide its Tenant Option Notice to Landlord within two hundred seventy (270) days but not more than three hundred fifty nine (359) days prior to the end of such Lease Term. Such Tenant Option Notice shall state that Tenant exercises such option and state Tenant's determination of Fair Market Rent. In such event, the parties shall attempt, in good faith, for a period of thirty (30) days from Landlord's receipt of Tenant's renewal notice to reach an agreement as to Fair Market Rent. In the event the parties fail to reach an agreement, Tenant may withdraw its Tenant renewal notice or proceed to arbitration as provided below.

     (b) The annual Base Rent payable during each Renewal Term will be equal to ninety-five percent (95%) of the Fair Market Rent, as defined below and as determined in accordance with the procedures described in this
Section 5(b)). If determination of Fair Market Rent in accordance with the following procedures becomes necessary, the parties will take the following actions,


                                     10

          (i) The parties will each select a real estate broker who (A) is licensed in the State of Texas, and has a SIOR or CCIM designation (B) has been actively arid continuously engaged in the leasing of industrial/office space in the Dallas, Texas metropolitan area during the preceding five-year period, (C) has been the primary broker representing either a landlord or a tenant to a lease covering at least 25,000 square feet of industrial/office space during the most recent three-year period, and (D) has not represented Landlord or Tenant during the preceding five-year period. Such selections of the real estate brokers by each of Landlord and Tenant shall be made within ten (10) days of the parties' failure to agree on the Fair Market Rent. in the event either party fails to so nominate a selecting broker, the broker nominated by the other party may choose the other broker to act on behalf of the non-selecting party. The two selected real estate brokers shall have ten (10) days from the date of their selection to establish a mutually agreeable Fair Market Rent rate. Should such brokers fail to establish a Fair Market Rent within the time allowed, such brokers shall within five (5) days following expiration of their ten (10) day determination period, select a third real estate broker, who also meets the criteria of this Section 5(b)(i)(A)-(D), to serve as the final arbitrator to determine the Fair Market Rent, and should they fail to so agree, such broker shall be chosen by the American Arbitration Association in Dallas, Texas.

          (ii) Within twenty (20) days after the date of his or her appointment, the third real estate broker will give the parties written notice of its determination of the Fair Market Rent, which will be used to calculate the Base Rent that will apply during the ensuing Renewal Term.

          (iii) The decision of the real estate broker serving as the final arbitrator will bind the parties.

          (iv) The parties will share the cost of the arbitration equally.

          (c) If Tenant fails to exercise the option to renew the Term by failing to deliver the Tenant Option Notice by the outside date established in Section 5(a), the renewal option granted to Tenant in this Section 5 will terminate and will be null and void and of no further force and effect. Tenant's exercise of that renewal option will neither operate to cure any default by Tenant in the performance of any obligations it undertakes under the terms of this Agreement nor extinguish or impair any rights or remedies of Landlord arising by virtue of such a default. If this Agreement or Tenant's right to possession of the Premises terminates in any manner whatsoever before Tenant exercises the renewal option, the renewal option will simultaneously terminate and become null and void.

          (d) "Fair Market Rent" means the annual rental rate per square foot that a comparable landlord of a building that is located in the vicinity of the Building and that is comparable in size, design and quality to the Building would accept in comparable transactions involving a tenant whose creditworthiness is comparable to that of Tenant and whose other obligations under the lease would be comparable to those undertaken by Tenant in this Agreement. The parties agree that in determining Fair Market Rent there will be no reduction in rent attributable to the imputed cost of demolition of Tenant's existing Improvements nor will there be an increase in rent attributable to Tenant's Improvements which alter the character of the Property, i.e., Tenant converting warehouse space to office space, at its cost, and thereby increasing the rate per square foot based solely on the character of the space as office rather than warehouse.


                                     11

          Section 6. Use. Tenant shall use the Premises only for lawful purposes reasonably related to Tenant's business operations. Tenant may not knowingly use the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable or hazardous, except for any minimal quantities of such substances which are used by Tenant in the ordinary course of business and in compliance with applicable laws. Tenant shall comply with all federal, state, and local governmental laws, ordinances and regulations applicable to the use of the Premises and with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises.

          Section 7. Alterations. (a) During the Term, Tenant may not make structural alterations, exterior alterations or alterations which change the original character of the Building without Landlord's prior written consent (which shall not be unreasonably withheld or delayed), but Tenant will have the right, without Landlord's consent, to make non-structural alterations to the interior of the Premises which do not change the character of the Building, further providing, that both types of alterations have a project cost to Tenant of less than One Hundred Fifty Thousand Dollars ($150,000.00) ("Alterations") and are required or commercially desirable for the conduct of Tenant's business. In making any Alterations, Tenant shall do the following:

               (i) notify Landlord in writing at least fourteen (14) days prior to commencement of the Alterations, and describe in such notice the name, address and other pertinent business information of the general contractor selected to construct such Alterations.

               (ii) comply with all applicable local, state or federal laws, regulations, codes or ordinances affecting the Alterations and the Premises.

               (iii) provide Landlord with copies of all proposed plans and specifications at least seven (7) working days prior to commencement of the work-effort and upon request by Landlord, provide Landlord, not more than one time per year, with revised plans and specifications, relating to the Alterations, reflecting changes from the prior plans and specifications.

               (iv) provide Landlord with certificates of insurance evidencing insurance coverage of the general contractor and major subcontractors and naming Landlord as an additional insured and loss payee under such policies and, as to the certificates of insurance of the major subcontractors, naming the general contractor as an additional insured under such policies.

               (v) upon completion of construction of the Alterations, provide Landlord with copies of final lien releases and waivers of the general contractor and all major subcontractors, suppliers and any other party possessing the right At that time or at any time thereafter to file a lien or encumbrance against the Premises.



                                     12

          (b) Upon the expiration of the Term or any earlier termination of this Agreement, Tenant shall return the Premises to Landlord clean and in the condition that existed on the Commencement Date except for ordinary wear and tear, damage that Landlord has the obligation to repair under the terms of this Agreement, Alterations and other leasehold improvements that Tenant does not have the obligation to remove under the terms of this
Section 7(b) and damage by casualty. Tenant's trade fixtures, furnishings and equipment, including, but not limited to all broadcasting, studio, satellite and production equipment in the Premises will remain Tenant's property for all purposes and Tenant may remove them at its option and expense at any time on or before the Expiration Date or earlier termination of this Agreement. Except as provided below, all Alterations and other leasehold improvements and property at the Premises (including wall to wall carpeting, paneling or other wall covering and any other surface material attached to or affixed to the floor, wall or ceiling of the Premises) will remain in and be surrendered with the Premises upon the expiration of the Term or the earlier termination of this Agreement and Tenant waives all rights to any payment, reimbursement or compensation for the property that must remain at the Premises in accordance with the foregoing. Tenant must, however~ remove from the Premises prior to the Expiration Date or the date of the earlier termination of this Agreement any Alteration or other leasehold improvement that Landlord has designated for removal at the time of Landlord's written approval of such leasehold improvements. Tenant shall not be required to remove from the Premises any of the Alterations which are constructed in the Premises in accordance with the Final Plans ~r those that do not require Landlord's approval. Tenant must promptly repair any damage to the Premises that it~ removal of personal property, Alterations or leasehold improvements causes and agrees to indemnify and hold Landlord harmless from any and all lest damage, claim or cause of action, including attorneys' fees and expenses resulting from any such activities by Tenant, its agents, employees or contractors.

          Section 8. Maintenance of Premises. (a) Landlord shall, at its expense and for the benefit of Tenant, maintain, repair and, if necessary, replace the roof, and maintain and repair the foundation, load-bearing exterior walls and its walls and structural components of the Building during the Term.

          (b) Except as otherwise provided in this Agreement, Tenant shall be responsible for maintaining in good condition at its expense the Premises and the systems serving the Premises. Moreover, during the entire Term, Tenant shall keep the parking areas clean, shall maintain the landscape plantings situated on the Land at suitable intervals and shall maintain in force service contracts providing for the mowing, fertilizing and other routine care of the lawn and other landscape plantings on the Land (at a minimum in compliance with the covenants, conditions and restrictions affecting the Land) and for the routine preventive maintenance of the HVAC and other building systems serving the Premises, Tenant may retain third party providers to perform Tenant's repair and maintenance obligations under this Agreement, and upon Landlord's request, Tenant shall promptly furnish to Landlord a copy of the contracts for those services that are then in force. If, following notice from Landlord, Tenant fails to make any necessary repairs or perform any necessary maintenance for which Tenant is responsible, Landlord may cause the repairs or maintenance to be performed and Landlord's costs of doing so will be payable as additional rent with the next installment of Base Rent that becomes due. Tenant shall nor have any obligation to replace the HVAC system or any component thereof unless it is determined by a reputable HVAC engineer mutually selected by the parties, that the FIVAC system or the component thereof is incapable of being repaired to the extent necessary to function properly and in accordance with manufacturer's specifications,


                                     13

          Section 9. Utilities. Tenant shall be responsible for obtaining service from and shall pay for all utilities and other services furnished to the Premises Landlord shall, as part of the construction of the Building, install and connect to the Building all utility connections in such a manner as to enable Tenant to obtain all necessary utility services excluding telecommunications.

          Section 10. ~ Tenant has the right to place exterior signs on the Premises subject only to any restrictions applicable by virtue of Legal Requirements and all covenants, conditions and restrictions affecting the Land. Tenant shall maintain its signs in good condition and shall remove them and repair any damage and discoloration to the building the removal causes on or before the Expiration Date, If Tenant falls to remove the exterior signs within thirty (30) days of termination of this Agreement, Landlord may remove them at Tenant's expense, and Landlord will have no duty or obligation to account to Tenant for any proceeds Landlord receives from the disposal of those exterior signs. Landlord shall use reasonable efforts to cooperate with Tenant, at Tenant's sole cost and expense, to assist Tenant to obtain all required approvals for Tenant's exterior signage. Landlord to construct and install movement sign and all site directionals and ADA signage as required by Exhibit B.

          Section 11. Expansion Options. (a) Building Expansion. (i) If tenant is not in default, beyond any applicable grace period, in respect of the performance of its obligations arising under the terms of this Agreement and has not exercised the Office Expansion Option in 11(b) hereof and (ii) this Agreement is in full force and effect in accordance with its terms, Tenant has the option (the "Building Expansion Option") to lease an addition to the Building that Landlord will erect in order to enlarge the floor area of the warehouse portion of the Building up to 22,500 square feet (the 'tBuil4ing Expansion"). If Landlord undertakes the construction of the Building Expansion in accordance with the terms of this Section 11, Landlord will construct it in the area depicted on the attached Exhibit B in accordance with plans and specifications mutually acceptable to the parties. In the event Tenant desires to exercise the Building Expansion Option at a time when there are less than ten years remaining on the Initial Term, then Tenant shall simultaneously with the exercise of the Building Expansion Option exercise its option to renew the Term for the First Renewal Term, and if necessary, the Second Renewal Term, in accordance with the terms of Section 5 of this Agreement. Tenant shall have the option to reduce the term of the First Renewal Term or the Second Renewal Term, as necessary, to a period that when added to the remainder of the Term, remaining at the time of Substantial Completion of the Building Expansion, will equal ten (10) years or may renew for the full five year period contained in the renewal option. Tenant may exercise the Building Expansion Option, if at all, by delivering written notice to Landlord. In that notice, Tenant shall state, if it is required to exercise the first renewal option the length of time which the first option will include as described above and also specify the floor area of the Building Expansion that Tenant requests Landlord to construct. In the event Tenant is required to exercise the first renewal option or the second renewal option, as the case may be, Base Rent for the renewal period shall be determined in accordance with the procedures contained in Section 5 of this Agreement; however, in the event arbitration is required, the determination of Base Rent shall be based on the decision as to Fair Market Rent as of the end of the Term. Once Landlord has substantially completed construction of the Building Expansion, the parties will consider the Building Expansion part of the Premises for purposes of this Agreement. Tenant shall have the right to pay for and construct the Building Expansion and in such event there shall be no requirement for the exercise of the first renewal option or the second renewal option. Tenant however must comply with Section 7 regarding the Alterations in the event it constructs the improvements.


                                     14

          (2) If Tenant timely exercises the Building Expansion Option:

               (i) The parties agree to increase by an amount, as determined below, the Base Rent payable during the period from the date of the completion of the construction of the Building Expansion to the last day of the Initial Term. 11 for any reason, the parties fail to achieve the agreement contemplated in this
          Section 1 l(a)(2)(~f within ninety (90) days after the date on which Tenant exercises the Building Expansion Option, Tenant shall reimburse Landlord for all the architectural and engineering fees Landlord reasonably incurs by virtue of Tenant's exercise of the Building Expansion Option, the parties will have no further rights or obligations with respect to the Building Expansion and this Section 11(a) will have no further force or effect. Moreover, if Tenant exercises the Building Expansion Option and is required to exercise its option to renew for the First Renewal Term or Second Renewal Term, as the case may be, and the circumstances described in the preceding sentence occur, Tenant may rescind its exercise of the option to renew the Term by delivering written notice to Landlord within one hundred five
          (105) days after the date on which Tenant exercises the Building Expansion Option. If that rescission occurs before the date that is nine (9) months in advance of the Expiration Date, Tenant may re-exercise its option to renew the Term for the first Renewal Term at a later time in accordance with the terms of Section 5. The additional Base Rent to be paid by Tenant to Landlord, during the Initial Term, on account of the Building Expansion, shall equal the product of (A) the total Building Expansion Cost (defined below) and (B) the sum of(i) a constant rate equal to the Equivalent United States Treasury Note Rate (as defined below) at the time of the Expansion notice plus (ii) 300 basis points. The term "Equivalent United States Treasury Note Rate" shall mean the yield rate existing at the close of trading on the day of Landlord's receipt of Tenant's written notice of exercise of the Building Expansion Option, on United States Treasury Notes maturing on the last day (or date closest thereto) of the Lease Term. The term "Building Expansion Cost" shall mean Landlord's direct costs incurred in connection with the design, development and construction of the Building Expansion and shall include, but not be limited to, fees for construction, consultation by professionals, reasonable attorneys' fees, reasonable design fees, reasonable development fees paid to Landlord (not to exceed five percent (5%) of the total cost), commissions paid to real estate brokers in connection with the Building Expansion. The Building Expansion Space shall include construction of the shell and building equivalent improvements such as II VAC, lighting, sealed floor and other features commonly found in equivalent space in the Dallas/Fort Worth area.

               (ii) In the event Tenant elects to exercise the Building Expansion Option the parties agree that the following procedures shall apply to the process:

                                     15

                    a. Tenant's notice shall include a preliminary site plan and specification similar to the site plan and specification that was provided in the initial RFP in Exhibit B submitted by Tenant to Landlord;

                    b. Landlord shall prepare preliminary plans sufficient to price the Building Expansion within 45 days of its receipt of the Building Expansion Notice;

                    c. Within forty-five (45) days of receipt of the Building Expansion Notice, Landlord shall provide to Tenant a construction estimate and schedule;

                    d.   Tenant shall approve or disapprove within fifteen
               (15) business days of its receipt of such estimate and schedule. Landlord shall resubmit with revisions within ten
               (10) days of Tenant's approval or disapproval. Tenant shall have ten (10) business days to approve or disapprove of Landlord's revisions;

                    e. Tenant shall cooperate with Landlord in the preparation of plans and provide all necessary information;

                    f. The parties agree that the schedule of drawings as determined for the construction of the improvements shall apply to the Building Expansion and that all plans shall be prepared to the same level of detail as the original plans and specifications for construction of the improvements. Such plans shall be in sufficient detail to calculate the expansion rent.

                    g. Landlord agrees that the exterior of the Building expansion shall be consistent with the quality and appearance of the existing Building;

                    h. Landlord shall obtain not less than three (3) competitive bids with respect and provide to Tenant cost estimates from general contractors approved by Tenant;

                    i. The parties shall agree on the additional Base Rent within thirty-five (35) days of the date Landlord submits final plans for the Building expansion;

                    j. Landlord shall use reasonable efforts to timely obtain all required government approvals and shall hold Tenant harmless from any liability resulting from changes in legal requirements occurring subsequent to the commencement of construction, but prior to substantial completion of the improvements.

                    k. Landlord will use reasonable efforts to conduct the construction to reasonably minimize interference with Tenant's use and enjoyment of the Premises.

                                     16

                    l. The parties hereto agree that the procedures and obligations with regard to the actual construction of the Improvements shall apply to the construction of the improvements herein.

          (iii) The parties will agree to promptly execute and deliver on or about the date that Landlord substantially completes the construction of the Building Expansion an acceptance certificate that confirms the addition of the Building Expansion to the Premises, the Expiration Date and the Base Rent that will be payable through the Expiration Date.

               (b)  Office Expansion.

          (1) If (i) Tenant is not in default, beyond any applicable grace period, in respect of the performance of its obligations arising under the terms of this Agreement and has not exercised the Building Expansion Option in 11(a) hereof, and (ii) this Agreement is in full force and effect in accordance with its terms, and Tenant has the option (the "Office Expansion Option") to lease an addition to the Building that Landlord will erect in order to enlarge the floor area of the office portion of the Building up to 15,000 square feet (the "Office Expansion"). If Landlord undertakes the construction of the Office Expansion in accordance with the terms of this
Section 11, Landlord will construct it in the area depicted on the attached Exhibit B in accordance with plans and specifications mutually acceptable to the parties. In the event Tenant desires to exercise the Office Expansion Option at a time when there are less than ten years remaining on the Initial Term, then Tenant shall simultaneously with the exercise of the Office Expansion Option exercise its option to renew the Term for the First Renewal Term and, if necessary, the Second Renewal Term, in accordance with the terms of Section 5 of this Agreement. Tenant shall have the option to reduce the term of the First Renewal Term, or the Second Renewal Term, as necessary, to a period that when added to the remainder of the Term, remaining at the time of Substantial Completion of the Office Expansion, will equal ten (10) years or may renew for the full five year period contained in the renewal option. Tenant may exercise the Office Expansion Option, if at all, by delivering written notice to Landlord. In that notice, Tenant shall also specify the floor area of the Office Expansion that Tenant requests Landlord to construct. In the event Tenant is required to exercise the first renewal option, or the second renewal option, as the case may be, Base Rent for the renewal period shall be determined in accordance with the procedures contained in Section 5 of this Agreement; however, in the event arbitration is required, the determination of Base Rent shall be based on the decision as to Fair Market Rent as of the end of the Initial Term. Once Landlord has substantially completed construction of the Office Expansion, the parties will consider the Office Expansion part of the Premises for purposes of this Agreement. Tenant shall have the right to pay for and construct the Office Expansion and in such event there shall be no requirement for the exercise of the first renewal option or the second renewal option. Tenant, however, must comply with Section 7 regarding the Alterations in the event it constructs the improvements.


                                     17

               (2) If Tenant timely exercises the Office Expansion Option:

          (i) The parties agree to increase by an amount, as determined below, the Base Rent payable during the period from the date of the completion of the construction of the Office Expansion to the last day of the Initial Term, It; for any reason, the parties fail to achieve the agreement contemplated in this Section 1 l(h)(2)(i) within ninety (90) days after the date on which Tenant exercises the Office Expansion Optic; Tenant shall reimburse Landlord for all the architectural and engineering fees Landlord reasonably incurs by virtue of Tenant's exercise of the Office Expansion Option, the parties will have no further rights or obligations with respect to the Office Expansion and this Section 11(b) will have no further force or effect. Moreover, if Tenant exercises the Office Expansion Option and is required to exercise its option to renew for the first Renewal Term and the circumstances described in the preceding sentence occur, Tenant may rescind its exercise of the option to renew the Lease by delivering written notice to Landlord within one hundred five (103) days after the date on which Tenant exercises the Office Expansion Option, If that rescission occurs before the date that is nine (9) months in advance of the Expiration Date, Tenant may re-exercise its option to renew the Term for the first Renewal Term at a later time in accordance with the terms of
Section 5. the additional Base Rent to be paid by Tenant to Landlord for the expanded office space shall be determined by taking the total Office Expansion Cost (as defined below) and amortizing such costs over the remaining term of this Agreement utilizing the Yield Rate as a discount rate. The term "Office Expansion Cost" shall mean Landlord's costs incurred in connection with the design, development and construction of the Office Expansion and parking lot (as may be required to conform the Premises to code regulations and Tenant's use) and shall include, but not be limited to, fees for construed on, consultation by professionals, reasonable attorneys' fees, reasonable attorneys' fees, reasonable development fees paid to Landlord (not to exceed five percent (5%) of the total cost), commissions paid to real estate brokers in connection with the Office Expansion and all other costs incurred, whether direct or indirect. The Office Expansion Space shall include construction of the shell and building equivalent improvements such as HVAC, lighting, sealed floor and other features commonly found in equivalent office space in the Dallas/Fort Worth area.

          (ii) The requirements set forth in Section 11(a)(2)(ii) in connection with the Building Expansion Option shall apply to Tenant's exercise of the Office Expansion Option.

          (iii) The parties will agree to promptly execute and deliver on or about the date that Landlord substantially completes the construction of the Office Expansion, an acceptance certificate that confirms the addition of the Office Expansion to the Premises, the Expiration Date and the Base Rent that will be payable through the Expiration Date.

          (c)  Parking Expansion Option.

               (i) At any time within the first ten (10) years of the Initial Term of this Agreement, or at anytime in connection with either of the expansion options, Tenant may elect to require Landlord to construct an additional one hundred and fifty (150) parking spaces in the areas set forth on Exhibit. B and marked "Additional Parking" ("Parking Expansion Option"). In the event Tenant elects to exercise its Parking Expansion Option, Tenant agrees to increase its Base Rent by an amount equal to that amount per month that would amortize Landlord's costs incurred in connection with the design and expansion of the additional parking, at the Yield Rate over the then remaining term of this Agreement. Notwithstanding the above, if Tenant exercises the Parking Expansion Option in connection with the exercise with the Building Expansion Option, the Parking Expansion Option shall be deemed to be a part of the building expansion for purposes of computing additional Base Kent. Tenant may exercise the Parking Expansion Option in Section 11(c) above without regard to whether or not it exercises either the Building Expansion Option or Office Expansion Option.

                                     18

          (d) The Building Expansion Option in Section 11(a) above and the Office Expansion Option in Section 11(b) above may, upon Tenant's compliance with the conditions of each such option, be exercised by Tenant independently of, and without regard to the exercise or recision of such option or the other option. Tenant's failure or refusal to exercise either the Building Expansion Option or the Office Expansion Option shall not be deemed a waiver of its right to exercise the other option. if available.

          (e) Notwithstanding anything contained herein to the contrary, Tenant may exercise the Building Expansion, Office Expansion or Parking Expansion options without regard to the tinting of such exercise provided Tenant pays, as its sole cost and expense, all costs associated with such expansion, and performs such construction in accordance with Section 7 of this Agreement. Notwithstanding the above, Tenant shall not be required to obtain Landlord's consent provided Tenant constructs all of the foregoing in accordance with Exhibit B. Tenant shall, however, comply with all other requirements of Section 7 of this Agreement,

          (f) Landlord shall utilize reasonable efforts to obtain governmental approvals for the Building Expansion and construction of the Mezzanine during the approval process undertaken in connection with the construction of the Improvements set forth on Exhibit B.

          (g) The failure of the parties hereto to Teach an agreement on the terms of any of the Building Expansion Option, Office Expansion or Parking Expansion Option shall not affect the validity of the remaining term of this Agreement or this Agreement.

          Section 12. Landlord's Right of Access. (a) Landlord and its authorized representatives have the right to enter the Premises upon reasonable advance notice, and, if required, accompanied by Tenant representative during Tenant's regular business hours far the purpose of
(i) determining whether the Premises are in good condition and whether Tenant is complying with its obligations arising under the terms of this Agreement, and (ii) performing any maintenance or repairs for which Landlord is responsible under the terms of this Agreement. Landlord has the right to enter the Premises at all times without notice in the event of an emergency or for the purpose of making emergency repairs; under other circumstances, Landlord must give Tenant notice of Landlord's intended entry at least twenty four (24) hours in advance of that entry, and, if required, accompanied by Tenant representative.

(b) Landlord shall conduct its activities in the Premises in a manner so as not to interfere with Tenant's business operations.

          Section 13. Tenant's Indemnity. Except as provided in Section 16, Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, demands, judgments, damages, liabilities and expenses, including reasonable attorneys' fees, that may be asserted against Landlord or that Landlord may sustain by virtue of the occurrence of the death of or bodily injury to any person or the loss of; damage to, or destruction of, any property arising from Tenant's use, occupancy or maintenance of the Premises, except to the extent the claims, actions, demands, judgments, damages, liabilities or expenses arise from the intentional or grossly negligent acts or omissions of Landlord or any of its representatives, agents, employees.


                                     19

          Section 14.    Landlord's Indemnity. Except as provided in
Section 16, Landlord shall indemnify and hold Tenant harmless from and against all claims, actions, demands, judgments, damages, liabilities and expenses, including reasonable attorneys' fees, that may be asserted against Tenant or that Tenant may sustain by virtue of the occurrence of the death of or bodily injury to any person or the loss of, damage to, or destruction of any property arising from the grossly negligent or intentional acts or omissions of Landlord, or any of its agents or employees, except to the extent any such claims, actions, demands, judgments, damages, liabilities or expenses arise from the intentional or negligent acts or omissions of Tenant or any Of its representatives, agents, employees, contractors or invitees.

          Section 15. Insurance. (a) Tenant shall provide insurance at Tenant's expense (which shall constitute additional rent to be paid to Landlord within thirty (30) days following demand therefor, but in all events prior to the due date for the annual premium payment) throughout the Term as follows:

               (1) Commercial general liability insurance insuring Tenant, and also naming as additional insureds and loss payees, Landlord and Landlord's mortgagees, against liability arising from Tenant's use, occupancy or maintenance of the Premises and appurtenant areas and providing contractual liability coverage for the indemnities Tenant makes in Section 13. The limit of that insurance must be at least Five Million Dollars ($5,000,000.00) per occurrence for bodily injury to or death of any persons or property damage. The commercial general liability insurance policy shall be endorsed in order to confirm that (i) that insurance is primary insurance arid (ii) insurance maintained by or for Landlord's benefit will not reduce the proceeds payable in respect of any claim made on the insurance furnished in accordance with the terms of this Section 15(a)(1). This obligation to provide comprehensive general liability insurance shall be deemed to be a free-standing obligation of Tenant and be independent of Tenant's obligation to indemnify Landlord.

               (2) Workers' compensation insurance in the amount required by applicable law and employer's liability insurance in an amount not less than Five Hundred Thousand Dollars ($300,000.00). The workers' compensation insurance must include an all-states endorsement.

          (b) Tenant shall elect, on or before sixty (60) days prior to the date any premiums are due, to provide at its sole cost and expense or request Landlord to provide, at Tenant's sole cost and expense (which shall constitute additional rent to be paid to Landlord within thirty (30) days following demand thereof; but in all events prior to the due date for the annual premium payment), insurance throughout the term as follows:

               (1) With respect to the Building and the leasehold improvements Tenant makes to the Building, all risk property insurance in an amount equal to the replacement cost of the Building above its foundations and Tenant's leasehold improvements, The policy must name Tenant and Guarantor as insured and must also name Landlord and Landlord's mortgagees as additional insureds and loss payees, and must contain a mortgagee clause in favor of' Landlord's mortgagees.

                                     20

               (2) All risk property insurance covering personal property Tenant places upon or installs within the Premises in an amount equal to the replacement cost of that personal property.

               (3) Time element insurance covering the loss of rental income for a period of up to twelve (12) months that may occur as a result of loss or damage to the Building caused by any peril covered by the property insurance described in Section 2 5(b)(1) above, The policy must name Tenant and Guarantor as insured and must also name Landlord and Landlord's mortgagees as additional insureds and loss payees, and must contain a mortgagee clause in favor of Landlord's designated mortgagees.

               (4) Condemnation or eminent domain insurance insuring Landlord and Landlord's mortgagees, against the permanent loss or temporary interruption of the Base Rent, additional rent and other payment obligations of Tenant under this Agreement arising from the taking of all or any portion of the Premises in eminent domain proceedings. Such insurance shall cover the fair market value of the loss of the rental income for the duration of the taking of all or any portion of the Premises.

          (c) Each policy of insurance shall be written by insurance companies licensed to do business in the State of Texas with a financial rating of VIII or better and policy holder rating of A-or better in the latest edition of Best's Guide on ?ropeny & Coma fry Insurance Companies, and must provide that the insurer will cancel, terminate or materially change the policy only after it has given Landlord and Tenant written notice of the anticipated cancellation, termination or material change at least thirty (30) days in advance of the time at which the cancellation, termination or material change becomes effective.

          (d) Landlord or Tenant, as the case may be, may provide the specified insurance by means of a combination of primary and excess or umbrella coverage and by means of a policy or policies of blanket insurance so long as (i) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Agreement, and (ii) the blanket policy or policies comply in all other respects with the other requirements of this Agreement.

          (e) As soon as practicable but in no event more than thirty (30) days after the date of the execution of this Agreement by both parties, Landlord shall furnish to Tenant certificates of insurance reflecting that the specified policies are in force, Landlord shall also provide certificates evidencing all renewals of those policies at least thirty (30) day~ prior to the date of expiration of such policies.




                                     21

          Section 16. Waiver of Subrogation. To the extent permitted by respective insurance carriers, Landlord and Tenant, on their own behalf and oh behalf of anyone claiming through them by way of subrogation, waive and release any and all rights of recovery, claim, action or cause of action that either may now or later have against the other or the other's agents, officers and employees, but only to the extent of insurance proceeds actually received, by virtue of (i) any loss or damage that may occur to the Building, improvements to the Building or personal property within the Building by reason of fire, the elements or other risks covered under policies of all risk property insurance available in the area where the Building is located or (ii) any diminution in the rent derived from the operation of the Building or in the revenue derived from the conduct of business within the Building that may occur by reason of fire, the elements or other risks covered under policies of time element insurance available in the area where the Building is located, regardless of cause or origin, including, without limitation, the negligence of Landlord or Tenant or any of their respective representatives, agents, employees, contractors and invitees.

          Section 17. Casualty. (a) If the damage caused by a fire or other casualty renders the Building untenantable in the commercially reasonable opinion of Tenant, the Base Rent and any additional rent required by virtue of Section 4 above will abate for the period during which the Building is untenantable, provided that Tenant has fully complied with the provisions of Section 15(b)(3) of this Agreement. If the damage caused by a fire or other casualty renders the Building partially untenantable in the reasonable opinion of Landlord, the Base Rent and any additional rent required by virtue of Section 4 above will partially abate for the period during which the affected portion of the Building is untenantable in proportion to the diminished utility of the Building in the conduct of Tenant's business, provided Tenant has fully complied with the provisions of Section 15(b)(3) of this Agreement. For purposes of this
Section 17, a portion of the Building is untenantable when it is not reasonably usable for the conduct of Tenant s business. If Landlord restores a portion of the Building affected by the casualty damage to a tenantable condition and permits Tenant to resume possession of that restored portion while Landlord continues the restoration of other damaged portions of the Building, the parties will make a pro rata adjustment of the partial abatement of rent that occurs by virtue of the foregoing terms of this Section 17(a) to reflect Tenant's resumption of use of the restored portion. Landlord is entitled to receive all proceeds payable in respect of the time element insurance maintained in accordance with the terms of
Section 15(a)(3) above.

          (b) if a fire or other casualty renders the Premises untenantable, in whole or in part, and Landlord's estimated time for restoration of the Premises (exclusive of leasehold improvements Tenant makes) exceeds the period that will expire on the date that is one hundred fifty (150) days after the date Landlord receives actual knowledge of the occurrence of the fire or casualty, Tenant may terminate this Agreement by the delivery of written notice to Landlord within fifteen (15) days following the date on which Landlord notifies Tenant of the estimated time for the restoration. Landlord must provide that estimate within thirty (30) days following the date of the casualty. If a termination of this Agreement does not occur in accordance with the foregoing provisions of this Section 17(b), but Landlord fails to complete the restoration of the Premises, and such failure is not occasioned by any delay or hindrance by Tenant or its contractors, by the date that is thirty (30) days after the date of the expiration of the period within which Landlord estimated the restoration would be completed, Tenant may terminate this Agreement by the delivery of written notice to Landlord at any time following the expiration of that 30-day period, but prior to the date on which Landlord substantially completes the restoration of the Premises. If a fire or other casualty occurring during the final two (2) years of either the Initial Term or any Renewal Term renders the Premises untenantable, in whole or in part, and for Landlord's estimated time for the restoration of the Premises (exclusive of leasehold improvements Tenant makes) exceeds the period that will expire on the date that is forty-five (45) days after the date Landlord receives


                                     22

actual knowledge of the occurrence of the fire or casualty and Tenant has not previously exercised its option to renew the Term for the ensuing Renewal Term in accordance with the terms of Section 5, Landlord may terminate this Agreement by delivering written notice to Tenant at the time at which Landlord notifies Tenant of the estimated time for the restoration. If the casualty occurs on or before the last day on which Tenant may exercise its option to renew the Term, as provided in Section 5, Tenant may nullify Landlord's termination of this Agreement by exercising its option to renew the Term in accordance with the terms of Section 5 within thirty (30) days after the date of its receipt of Landlords termination notice. For purposes of nullifying Landlord's termination of this Agreement, Tenant may exercise its option to renew the Term within the time specified above even if the expiration of that 30-day period occurs after the date that is six (6) months in advance of the Expiration Date.

          (c) If a termination of this Agreement occurs in accordance with the terms of this Section 17, Landlord is entitled to receive all proceeds payable in respect of the insurance maintained in accordance with the terms of Section 15(a)(1) above to the extent not previously disbursed to Landlord in connection with the restoration of the Premises,

          (d) If fire or other casualty damages the Premises and a termination of this Agreement does not occur, Landlord shall restore the Premises (inclusive of leasehold improvements Tenant makes) to substantially the condition that existed prior to the occurrence of the fire or other casualty and shall pursue the restoration with diligence and continuity. In so doing, Landlord shall comply Legal Requirements. In performing its restoration obligation, Landlord must restore the Improvements so that they comply with laws and regulations applicable at the time of the restoration and not just the laws and regulations that were applicable at the time of original construction of the Improvements. Tenants contractors may have access to the Premises during the restoration for the purpose of concurrently repairing or replacing Tenant's leasehold improvements and trade fixtures that the fire or other casualty damaged and each party shall cause its contractors to cooperate with the other party's contractors in order to provide for the coordinated restoration of the Premises and Tenant's leasehold improvements and to minimize the time required for that coordinated restoration. If the aggregate amount of those insurance proceeds exceed the aggregate amount of the costs Landlord reasonably incurs in connection with the restoration, Landlord is entitled to retain the excess.

          Section 18. Condemnation. If more than 25% of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and, in the reasonable opinion of Tenant, the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Agreement by delivering to the other written notice thereof within 30 days after Tenant's written notice to Landlord that the Taking prevents or materially interferes with Tenant's use of the Premises, in which case rent shall be abated during the unexpired portion of the Term, effective cm the date of such Taking. If (a) less than 25% of the Premises are subject to a Taking or (b) more than 25% of the Premises are subject to a Taking, but the Taking does not, in the reasonable opinion of Tenant, prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Agreement, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may hive in any such award to Landlord; however. Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures, if a separate award for such items is made to Tenant. Landlord shall use reasonable efforts to deliver to Tenant its notice of the extent of the Taking within thirty (30) days following the Taking.


                                     23

          Section 19.    Compliance with Environmental Laws.

(a) The term "Hazardous Substance" for purposes of this Agreement shall he interpreted broadly to include, but not be limited to, any material or substance that is defined or classified under federal, state, or local laws a: (a) a "hazardous substance' pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act., 42 U.S.C. Section 9601(14); section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as now or hereafter amended; (b) a "hazardous waste" pursuant to section 1004 or section 3001 of the Resource Conservation and Recovery Act, 42 U S.C. Section 6903, 692 1., as now or hereafter amended; (c) a toxic pollutant under section 301(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317(a)(1); (d) a "hazardous air pollutant" under section 112 of the Clean Air Act, 42 U5.C,
Section 7412, as now or hereafter amended; (e) a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App, Section 1802(4), as now or hereafter amended (toxic or' hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws: or (f) presenting a risk human health or the environment under other applicable federal, state or local laws, ordinances, or regulations, as now or as may be passed or promulgated in the future: "Hazardous Substance" shall also mean any substance that after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, or genetic abnormalities. "Hazardous Substance" specifically includes, but is not limited to, asbestos, polychlorinated biphenyls ("PCBs"), petroleum and petroleum-based derivatives, and urea formaldehyde.

          (b) Landlord will provide Tenant with a Phase I Environmental Study of the Property prior to and following completion of the Improvements. At of the Commencement Date, Landlord represents that, to the present actual knowledge of Landlord's representatives as set forth in section 2(k) of this Agreement, it has or will, as of the Commencement Date, have no knowledge of any Hazardous Substances located on the Property, other than those revealed in the Phase 1 Environmental Studies delivered or to be delivered to Tenant,

          (c) Tenant Covenants and warrants that it will not permit any Hazardous Substances to be brought onto the Premises, other than (i) minimal quantities of such substances which are

                                     24

          Section 20. Compliance with Public Accommodation laws. (a) Landlord warrants that when constructed, the Improvements, as set forth in Exhibit E will comply with all applicable laws, regulations and building codes governing nondiscrimination in public accommodations and commercial facilities ("Public Accommodation Laws"), including without limitation, the requirements of the Americans with Disabilities Act (42 U.S.C. Section 12101) and all rules and regulations made on the basis of authority granted in that Act, as then currently interpreted.

          (b) Tenant warrants, covenants and agrees that it will comply with Public Accommodation Laws insofar as they relate to (i) any improvements or alterations Tenant or its contractors initiate and construct within the Premises, and (ii) any change in the use to which Tenant puts the Premises. Landlord agrees that should Alterations be required to be made by Tenant hereunder, that it will cause such work to be done in accordance with agreed upon plans and specifications. Tenant shall, upon substantial completion of the Alterations, pay as additional Base Rent hereunder the following:

               (i) If such Alterations are required because of Tenant's specific use of the Premises and the requirement creating the need for such Alterations is not imposed generally on all commercial tenants, then the actual cost of constructing such Alterations shall be payable to Landlord by amortizing such cost, at the Yield Rate, over the then remaining term of this Agreement.

               (ii) If Tenant elects to exercise the Building Expansion Option contained in Section 11(a) of this Agreement and Landlord is required to make Alterations to existing Improvements as a result of such Building Expansion, then such additional costs shall be treated as a cost of the Building Expansion and shall be paid to Landlord in accordance with Section 11.

               (iii) As to all other Alterations required to be made under this Section, Tenant shall pay to Landlord, as additional Base Rent, an amount determined by taking the useful life of such Alterations as reasonably determined by Landlord and Tenant and amortizing the total costs of constructing such Alterations over such useful life at the Yield Rate. Tenant shall be obligated to pay to Landlord that portion of the amortized costs that continue for the remaining term of this Agreement and any extensions thereof.

          Section 21. Tenant's Default. The occurrence of any one or more of the following events (the "Events of Default") will constitute a default and breach of this Agreement by Tenant:

               (i)  Tenant's abandonment of the Premises, as defined in
          Section 93.002(d) of the Texas Property Code; provided, however, abandonment shall be deemed not to have occurred if and for so long as Tenant (A) provides prior written notice to Landlord of its intent to remove a substantial portion of its property and equipment from the Building; (B) timely makes payment of all Base Rent, Impositions and other monetary obligations under this Agreement; (C) continues to maintain the Improvements on an as-if-occupied basis, including but not limited to maintaining all utilities to the Improvements, maintaining constant temperature settings and maintaining landscaping, janitorial and security services consistent with periods of occupancy; and (D) timely performs all other obligations under this Agreement.


                                     25

               (ii) Tenant's failure to deliver any subordination, attornment and non-disturbance agreement within the time period established in Section 25 or Tenant's failure to deliver any tenant estoppel within the time period established in Section 28 and the continuance of such failure for more than ten (10) after the date on which such agreement or estoppel was requested;

               (iii) Tenant's failure to pay any Base Rent, additional rent or any Impositions when due and the continuance of that failure for more than ten (10) days after the date on which Landlord gives Tenant written notice of the delinquency; if, however, Landlord has given Tenant written notice of a delinquency on two separate occasions in any 12-month period, the occurrence of a third or subsequent delinquency during the remainder of that 12-month period will constitute an Event of Default immediately upon the occurrence of the delinquency without any need for Landlord to give Tenant notice of the delinquency or an opportunity to rectify it;

               (iv) Tenant's failure to observe or materially perform any of the covenants, conditions or provisions of this Agreement that Tenant must observe or perform, other than the late payment of Base Rent, additional rent, Impositions or the matters described in Section 21(ii) above, where the failure continues for a period of thirty (30) days after Tenant's receipt of written notice from Landlord; if however, the nature of the obligation that Tenant has failed to perform is such that more than thirty (30) days are reasonably required for its rectification, Tenant will be entitled to an additional period of time to cure its failure, as reasonably determined by Landlord, and an Event of Default will not occur so long as Tenant commences the rectification within that 30-day period and diligently and continuously prosecutes the rectification to completion;

               (v) the making by Tenant of any general assignment or general arrangement for the benefit of its creditors; the filing by or against Tenant of a petition seeking relief under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, Tenant causes the petition to be dismissed within sixty (60) days after the date of its filing); the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Agreement, where possession is not restored to Tenant within sixty (60) days after the date of the appointment; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Agreement unless Tenant causes the seizure to be discharged within sixty (60) days after the date of the initiation of the seizure; or

               (vi) Tenant's failure to discharge any lien placed upon the Premises in violation of this Agreement within sixty (60) days after the lien or encumbrance is filed against the Premises.

          Section 22. Landlord's Remedies. At any time after the occurrence of an Event of Default, with or without additional notice or demand, Landlord may do one or more of the following:


                                     26

               (i) terminate Tenant's right to possession of the Premises and repossess the Premises by any lawful means without terminating this Agreement. Landlord reserves the right, however,
          (i) to lease any other comparable space available in any other building Landlord owns prior to offering the Premises for lease and (ii) to refuse to lease the Premises to any potential tenant that does not meet Landlord's standards and criteria for leasing space in the Building. Landlord will not be liable for, and Tenant's obligations under this Agreement will not be diminished because of Landlord's failure to relet the Premises or collect rental due in respect of a reletting. For the purposes of that re-letting, Landlord may repair, remodel or alter the Premises. If Landlord fails to re-let the Premises, Tenant shall pay to Landlord the Base Rent and additional rent reserved in this Agreement for the balance of the Term as those amounts become due in accordance with the terms of this Agreement. If Landlord re-lets the Premises, but fails to realize a sufficient sum from the re-letting to pay the full amount of Base Rent and additional rent reserved in this Agreement for the balance of the Term as those amounts become due in accordance with the terms of this Agreement, after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of the reletting and of the collection of the rent accruing from the reletting, Tenant shall pay to Landlord the amount of any deficiency upon Landlord's demand from time to time made;

               (ii) terminate this Agreement and repossess the Premises by any lawful means. In that event Landlord may recover from Tenant as damages (a) all Base Rent and additional rent that became due prior to the termination and that remains unpaid, (b) the discounted present value (determined based on the Yield Rate) of the amount, if any, by which (I) the Base Rent plus all additional rent payable under the terms of this Agreement for the balance of the Term that remained as of the effective date of the termination exceeds (II) the fair market rent for the Premises (including both base and additional rent components) for the balance of the Term after deduction of all anticipated reasonable expenses of re-letting for that period (such as the cost of preparation of the leased premises, leasing commissions and reasonable attorneys' fees associated with occupancy by a new tenant), (c) the cost of recovering the Premises (including reasonable attorneys' fees and costs of suit), (d) all reasonable costs and expenses Landlord reasonably incurs in connection with the enforcement of Tenant's obligation to pay those damages, including, without limitation, reasonable attorneys' fees, and
          (e) any other sum of money and damages Tenant owes to Landlord. If the amount described in division (II) above exceeds the amount described in division (I) above, Landlord has no obligation to pay Tenant any part of the excess or to credit any part of the excess against any other sums or damages for which Tenant may be liable to Landlord at the time of the termination; or

               (iii) pursue any other remedy available to Landlord under the laws of the State of Texas.


                                     27

For purposes of computing the additional rent that would have accrued and become payable under the terms of this Agreement, the parties will assume that the additional rental for the calendar year in which the Event of Default occurs and each fixture calendar year for the balance of the Term that remained as of the effective date of the termination equals Tenant's additional rent for the calendar year prior to the year in which the Event of Default occurs compounded at a rate equal to the mean average rate of inflation for the three (3) calendar years preceding the calendar year in which the Event of Default occurs, as determined by using the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which Dallas, Texas is a part. If that Index is discontinued or revised during the term of this Agreement, the parties will use such other government index or computation with which it is replaced in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised, If no replacement Index exists, Landlord may select as a replacement index an index that, in Landlord's reasonable opinion, is generally recognized as the successor index.

If Landlord repossesses the Premises in accordance with the terms of this Agreement, Landlord has the right to keep in place and use, or to remove and store, at Tenant's expense, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure or repossession by any lessor or security interest holder having an interest in that furniture, fixtures or equipment (a "Claimant"). Landlord also has the right to relinquish possession of all or any portion of the furniture, fixtures, equipment and other property to any Claimant who presents to Landlord a copy of any instrument that the Claimant represents to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of the furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. At Landlords sole option and without prejudice to, or waiver of any rights it may have, Landlord may (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and its employees not covered by a lien in favor of Landlord, or (ii) obtain a list from Tenant of the personal property of Tenant and its employees that is not covered by a lien in favor of Landlord, and make that property available to Tenant or Tenant's employees, provided that Tenant first pays in cash all costs and estimated expenses to be incurred in connection with the removal of the property. Any property that Tenant does not remove within five days after Landlord's demand will be conclusively presumed to have been abandoned by Tenant, and Landlord may take over possession of that property and declare it to be Landlord's property by written notice to Tenant. Tenant stipulates that the rights granted Landlord in this Section 22 are commercially reasonable. The foregoing notwithstanding, Tenant shall have the right after any default to remove its trade fixtures and any files, records or other items of personal property directly related to the conduct of Tenant's business.

          Section 23. Landlord's Default and Tenant's remedies. If Landlord defaults in the performance of any of Landlord's obligations set forth in this Agreement and if (i) Landlord's default either prevents the conduct of Tenant's business at the Premises or creates a substantial risk of imminent danger of bodily injury to or death of persons or material damage to or destruction of property, and either Landlord does not commence the rectification of its default within fourteen (14) business days after the date of Tenant's delivery of written notice of the default to Landlord or Landlord fails to pursue the rectification of its default with diligence and continuity or (ii) Landlord's default does not prevent the conduct of Tenant's business at the Premises or create a substantial risk of imminent danger of bodily injury to or death of persons or material damage to or destruction of property, and Landlord fails to rectify its default within thirty (30) days after Tenant's delivery of written notice of the default to Landlord or within such longer period of time following the delivery of that notice as may be reasonably required to accomplish the rectification of the default through the exercise of prompt, diligent and continuous efforts, Tenant may perform the obligation on behalf of Landlord. The notice and period of time afforded Landlord hereunder shall not be required

                                     28

to expire before Tenant may undertake to perform any of Landlord's obligations hereunder in emergency situations, provided, however, Tenant shall remain obligated to give Landlord as much prior notice as is possible under the circumstances of such emergency. In the case of defaults of the nature described in division (i) above, Tenant's notice of default must state that Tenant intends to undertake the rectification of the default if Landlord fails to commence the rectification of the default within fourteen
(14) business days after the date of the delivery of Tenant's notice. Unless the circumstances described below arise, Landlord shall pay to Tenant within thirty (30) days after the date of Landlord's receipt of Tenant's invoice and reasonable corroborating documentation the full amount of the reasonable cost and expense Tenant incurs in performing the obligation on behalf of Landlord, If Landlord fails to pay those amounts within that 30-day period, Tenant may, after obtaining a judgment for such sums in a court of competent jurisdiction, offset the amount owed, together with interest accruing in respect of the amount owed at the Legal Rate after the expiration of that 30-day period, against Base Rent, additional rent and any other sums due Landlord.

          Section 24. Quiet Enjoyment. Landlord warrants that, so long as Tenant pays all Base Rent and additional rent that becomes due under the terms of this Agreement, timely performs all other covenants and obligations of Tenant hereunder, and is not otherwise in default (beyond any applicable grace period) in respect of any obligation under the terms of this Agreement, Tenant may peaceably and quietly enjoy the Premises at all times during the Term without disturbance from agents or employees of Landlord.

          Section 25. Subordination, Attornment & Non Disturbance. (a) This Agreement is and will be subordinate to the lien of any mortgage or deed of trust executed in favor of any bank, insurance company or other lending institution and now or in the future in force against the Premises. Landlord shall obtain from the mortgagee or the beneficiary under that deed of trust a subordination, attornment and non-disturbance agreement in favor of, and in form reasonably satisfactory to both Tenant and the mortgagee or beneficiary whereby the mortgagee or beneficiary agrees not to disturb Tenant's quiet possession of the Premises so long as no Event of Default has occurred and is continuing. Tenant further agrees that, if proceedings are brought for foreclosure of the lien of the mortgage or deed of trust or if the mortgage holder causes the exercise of the power of sale set forth in the mortgage or deed of trust, Tenant shall attorn to the purchaser upon the conclusion of the foreclosure or sale and recognize the purchaser as the landlord under this Agreement. The parties hereto agree that the form of subordination, attornment and non-disturbance agreement attached hereto as Exhibit J shall satisfy the requirements of this Section and Tenant agrees to execute such document upon written request by Landlord. The term mortgagee shall include, but not be limited to, a securitized mortgagee, including a trustee or servicer under a securitized pooling agreement.



                                     29

          (b) Contemporaneously with the execution of this Agreement, Landlord shall cause each mortgagee now holding a lien that affects the Premises to execute in favor of Tenant and deliver a non-disturbance agreement satisfying the requirements set forth in Section 25(a).

          Section 26. Landlord's Liability. The obligations Landlord undertakes under the terms of this Agreement will bind Landlord only during the period of its ownership of title to the Premises. The term "Landlord" means only the owner of the Premises for the time being and landlord's transfer of its interest in the Premises will release and discharge it from liability for the performance of all obligations Landlord undertakes under the terms of this Agreement. Moreover, except as provided below, Tenant may not seek to satisfy any judgment that Tenant obtains against Landlord by reason of the negligence of' Landlord or any of its shareholders, directors, officers, agents, partners, investors, employees or contractors or Landlord's failure to perform any of the obligations it has undertaken under the terms of this Agreement from any source other than Landlord's interest in the Premises (or the proceeds from the sale thereof) and no asset of any shareholder, director, officer, employee or agent of Landlord or any of the heirs, legal representatives, successors or assigns of any of the foregoing will be subject to attachment or execution to satisfy the judgment. The foregoing limitation will not preclude Tenant from satisfying the judgment by offsetting the amount of judgment against Base Rent and additional rent owing under this Agreement.

          Section 27. Broker's Commission. Each party represents to the other that the only brokers used in connection with this Agreement are The Industrial Group Management Services, Inc. and Cushman and Wakefield, whose commissions Landlord shall pay Landlord shall defend and indemnify Tenant from and against any claims, demands and actions brought by The Industrial Group Management Services, Inc. or Cushman and Wakefield to recover a brokerage commission or any other commissions or compensation related damages. Each party shall defend and indemnify the other from and against any claims; demands and actions brought by any broker or other finder to recover a brokerage commission or any other damages on the basis of alleged dealings with the indemnifying party contrary to the foregoing representation.

          Section 28. Estoppel Certificate. Within twenty (20) days after Tenant's receipt of Landlord's written request, Tenant shall execute and deliver to Landlord a statement in substantially the form of the attached Exhibit G that (i) certifies that this Agreement is unmodified and in full force and effect (or, if modified, states the nature of the modification and certifies that this Agreement, as so modified, is in full force and effect) and the date to which Base Rent is paid in advance, if any, and (ii) acknowledges that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord or specifies such defaults, if Tenant claims any. Tenant acknowledges that the Estoppel Certificate described herein shall be relied upon by mortgagees and potential mortgagees. In addition to the Estoppel Certificate described above, Tenant, within twenty (20) days after Tenant's receipt of Landlord's written request, shall also execute and deliver to Landlord, upon Landlord's request on or after the Commencement Date, an Estoppel Certificate that (i) certifies that all construction was completed to the Final Plans and Specifications; (ii) that there exists, as of such date, no default or amounts due from Landlord which were not paid in accordance with the terms of this Agreement; and (iii) confirms the Commencement Date of this Agreement.



                                     30

          Section 29.    Rules and Regulations. Intentionally Omitted.

          Section 30. Holding Over. If Tenant remains in possession of the Premises after the Expiration Date, Tenant shall be a tenant-at-sufferance at a Base Rent equal to (i) one hundred twenty-five percent (125%) of the Base Rent payable during the first thirty (30) days the Expiration Date occurs, and (ii) one hundred fifty percent (150%) of the Base Rent payable after the 30th day following the Expiration Date, and subject to all of the other terms and conditions of this Agreement.

          Section 31. Assignment and Subletting. (a) Landlord may assign any part of its interest in the Premises or in this Agreement without Tenant's prior written consent.

          (b) Tenant may assign this Agreement or sublet all the Premises to an Affiliate (as defined in Section 31(d)) of Tenant without Landlord's prior consent. Tenant must give Landlord written notice, however, of the assignment or sublease at least ten (10) days prior to the date the assignment or sublease becomes effective and, with respect to any assignment of this Agreement, an original written assumption of the duties, obligations and liabilities that the Tenant undertakes under the terms of this Agreement that the Affiliate executes in favor of Landlord. That notice must specify the identity of the assignee or subtenant, the effective date of the assignment or sublease, and, in the case of a sublease, the duration of the sublease term, Tenant will remain directly and primarily liable for the performance of all the obligations it undertakes under the terms of this Agreement (including, without limitation, the obligation to pay Base Rent and additional rent). Landlord may enforce this Agreement in accordance with its terms against Tenant, but first must make a diligent effort to enforce the Lease and the obligations hereunder against the sublessee or assignee.

          (c) Except as provided in Section 31(b), Tenant may not assign this Agreement or sublease any portion of the Premises without Landlord's prior written consent granted in accordance with the terms of this Section 31(c). If Tenant desires to assign this Agreement or sublet any part of the Premises or allow the Premises to be used or occupied by others, Tenant must give Landlord written notice of that desire at least thirty (30) days in advance of the date on which Tenant desires to make the assignment or sublease or to allow a use or occupancy by others. That notice must specify the identity of the prospective assignee, subtenant or user, the proposed effective date of the assignment, sublease or additional use and, in the case of either a sublease or a use or occupancy by others, the duration of the term of the proposed agreement and the exact location of the space that is the subject of the prospective sublease or use agreement. Such notice shall also include sufficient financial information relating to the proposed assignee or sublessee, so that Landlord may assure itself of such proposed assignee or sublessee's ability to perform under the terms of this Agreement. Within fifteen (15) days following receipt of that notice Landlord must notify Tenant in writing that Landlord elects to:

               (i) permit Tenant to consummate the action Tenant proposes in its notice, or

               (ii) refuse to allow Tenant to consummate the action Tenant proposes in its notice, if; and only if; Landlord reasonably determines that: (w) the proposed occupancy would impose a material additional burden upon the Building systems and Tenant does not agree to pay additional rent to rectify or alleviate that additional burden; or (x) the proposed occupancy would present a greater risk of environmental harm to the Premises or to any neighboring areas; or (y) the proposed occupancy involves a greater perceived risk of harm to persons and/or property located at or near the Premises, resulting in a material increase in the amount of premiums charged for the all risk coverage (obtained for Landlord's benefit) or the deductible associated with such coverage; or (z) Landlord failed to receive from Tenant sufficient financial information relating to the proposed assignee or sublessee to assure Landlord, in Landlord's reasonable opinion, of adequate assurance of future performance under this Agreement by the proposed assignee or sublessee, Adequate assurance of fixture performance shall be found to exist if the financial condition and operating performance of the proposed assignee or sublessee is sufficient for such party to timely pay and perform the obligations of Tenant hereunder.

                                     31

          (d) The term "Affiliate" means, as to any person, any other person controlled by, under common control with, or controlling, that person. The term "person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity, The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person to which reference is made, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controls" have meanings correlative to the foregoing. "Affiliate" also includes the surviving corporation in any merger or other reorganization involving the Tenant or the purchaser of all or substantially all of the Tenant's assets or outstanding shares of stock.

          (e) Except for assignments or subleases in favor of Affiliates, no assignment or subletting by Tenant will be effective unless Tenant executes, acknowledges and delivers to Landlord an instrument in form and substance reasonably acceptable to Landlord in which Tenant acknowledges that, notwithstanding the subletting or assignment: (i) Tenant remains directly and primarily liable for the performance of all the obligations Tenant has undertaken under the terms of this Agreement (including, without limitation, the obligation to pay rent), subject to Landlord's obligations in Section 31(b); (ii) Tenant has no actual knowledge that such assignee's or sublessee's intended use of the Premises will violate the restrictions in Section 31 (c)(ii) above, and (iii) Landlord may continue to enforce this Agreement against Tenant without prior demand upon, or without proceeding in any way against, any other persons. For purposes of this Agreement, Tenant's knowledge shall mean the constructive knowledge of Tenant after its due inquiry.

               (I) Landlord's consent to an assignment or sublease will not constitute a consent to a use not permitted under the terms of'
          Section 6. Any consent by Landlord to a particular assignment or sublease will not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee will be subject to the provisions of this Section 31 as if it were a proposed sublease or assignment by Tenant. The restriction against assignments or subleases set forth in this Section 31 includes a prohibition against Tenant's mortgaging or otherwise encumbering in favor of any person other than an Affiliate its leasehold estate (but not Tenant's equipment or trade fixtures located in the Premises), each of which will be ineffective and void unless Landlord consents to it in writing in advance.



                                     32

          (g) In any situation in which Landlord consents to an assignment or sublease in accordance with the terms of this Section 31, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease or assignment instrument and all ancillary agreements associated with that instrument.


               (ii) Any Affiliate, or other entity to whom Tenant assigns this Agreement with Landlord's consent, shall sometimes be referred to herein as 'Permitted Transfer."

          Section 32. Further Assurances. Each party must take the actions, provide the documents, do the things and provide the further assurances that the other party reasonably requests during the Term in order to accomplish the objectives of the parties embodied in this Agreement.

          Section 33. Miscellaneous. (a) This Agreement inures to the benefit of and binds each of the parties and their respective heirs, administrators, successors and assigns.

          (b) All section headings and captions used in this Agreement are purely for convenience and do not affect the interpretation of this Agreement.

          (c) All Exhibits described in this Agreement are incorporated in end made a part of this Agreement, except that, if there is any inconsistency between this Agreement and the provisions of any Exhibit, the provisions of this Agreement control.

          (d) This Agreement will be governed by and interpreted in accordance with the laws of the State of Thus,

          (e) Except as otherwise provided, the parties may amend this Agreement only by means of' written agreements signed on behalf of Tenant and Landlord by their respective authorized signatories.

          (f) This Agreement supersedes all prior understandings, representations, negotiations and correspondence between the parties and constitutes the entire agreement between them with respect to the matters described in this instrument, No course of dealing, course of performance or usage of trade will modify, or affect this Agreement,

          (g) The invalidity, illegality or unenforceability of' any provision of this Agreement will not affect or impair the validity, legality end enforceability of the remaining provisions.

          (h) The failure of either party at any rime to require performance by the other of any provision of this Agreement will not affect that party's right to enforce that provision, nor will the waiver by either pasty of any breach of any provision of this Agreement constitute a waiver of any further breach of the same provision or any other provision.

          (i) The parties may execute this Agreement In any number of counterparts and all those counterparts taken together will constitute a single agreement


                                     33


          (j) All notices, approvals, requests, consents and other communications given, required or permitted in accordance with the terms of this Agreement must be in writing and must be hand delivered or sent by facsimile transmission, reputable overnight services or United States certified or registered mail. The parties will consider notices given or delivered when received. The parties will address notices as follows:

If to Landlord:          TIC Development Property Account I, Inc.
                         3410 Midcourt, Suite 110
                         Carrollton, Texas 75006
Attention:               John Walsh

with a copy to:          Malouf Lynch Jackson Kessler & Collins
                         3117 Preston Road, Suite 700 West
                         Dallas, Texas 75225
Attention:               Gary S. Kessler

If to tenant:            Westcott Communications, Inc.
                         1303 Marsh Lane
                         Carrollton, Texas 75006
Attention:               Mike Mooney, Sr. Vice President of Technology

with a copy to:          K-III Communications Corporation
                         745 Fifth Avenue
                         New York, New York 10151
Attention:               Thomas A. Savoca, Director of Real Estate


          (k) Landlord agrees to execute and deliver, upon written request of Tenant, a Subordination of Statutory Landlord's Lien in a form set forth as Exhibit J to this Agreement.

A party may change the address to which it wishes notices to be sent by delivering notice of the change of address to the other party in accordance with the terms of this Section 330.

          Section 34. Holiday. If the final day of any period of time described in this Agreement is a Saturday, Sunday or a legal holiday under the laws of the United States or the State of Texas, that period is extended to the next day that is not a Saturday, Sunday or legal holiday.

          Section 35. Guaranty. Pursuant to the terms of a separate lease guaranty agreement attached hereto as Exhibit I and made a part hereof, the monetary obligations of Tenant under this Agreement shall be guaranteed by K-III Communications Corporation C'Guar.~1~") to the extent set forth on Exhibit].

          Section 36. Conditions to Tenant's Obligations. Tenant's obligations hereunder are expressly conditioned on Landlord satisfying or Tenant waiving the conditions stated below:

          1. Landlord, on or before July 21, 1997, furnishing Tenant reasonably satisfactory evidence of a commitment for financing to acquire the Land and construct the Building and Improvements; and


                                     34

          2. Landlord, on or before July 21, 1997 acquiring title to the Land in accordance with Section 1 of this Agreement; and

          3. Landlord, on or before August 1, 1997, furnishing to Tenant an agreement, in a form satisfactory to Tenant, from TU Electric permitting the construction and use of a storm water collection system and parking across the TU Electric easement; and

          4. Landlord, on or before August 1, 1997 commencing construction of the Improvements; and

          5. Landlord's obtaining Flat approval on or before September 1, 1997 permitting construction of the Improvements in substantial compliance with Exhibit It to allow Tenant to use the Building and Premises for their intended purposes. Notwithstanding the above, in the event the current Flat is not approved, Landlord shall have sixty (60) days from the date of non-approval within which to obtain approval of a Flat that will allow the construction of the Improvements in substantial compliance with Exhibit B.

KS Southern Railroad approves of water discharge, such approval to be in reasonably satisfactory form to Tenant.

The failure of Landlord to satisfy such conditions shall allow Tenant, as its sole remedy, to terminate this Agreement. Upon such termination by Tenant, neither party shall have any further obligation to the other, and this Agreement shall become void.

          Section 37. Satellite Dish. Tenant has the right to use a portion of the roof area of the Building or such other location on the Land, as Tenant may reasonably select and as Legal Requirements permit, for the installation, operation, maintenance, security, repair and replacement of satellite dishes serving the Premises and related cable connections (the "Telecommunications Equipment"). The following terms and conditions will apply to Tenant's installation, operation and maintenance of the Telecommunications Equipment in accordance with the terms of this Section 11:

          (a) Once installed, Tenant shall be responsible for the maintenance of the Telecommunications Equipment and must promptly remove any debris and other loose materials Tenant or its representatives place on the roof,

          (b) Upon the expiration of the Term or the earlier termination of this Agreement as to all of the Premises and upon 15 days prior written notice to Tenant, Tenant must remove the Telecommunications Equipment. If Tenant fails to promptly remove the Telecommunications Equipment, Landlord may remove it at Tenant's expense, and Landlord will have no duty or obligation to account to Tenant for any proceeds Landlord receives from the disposal of the Telecommunications Equipment.



                                     35

          (c) If a loss of the Telecommunications Equipment occurs as a result of repairs or maintenance of the Building, condemnation or casualty, or a change in applicable Legal Requirements, Tenant will have no claim for rebate or abatement of Rent or for damages against Landlord by reason of that loss. Landlord agrees to use reasonable efforts to avoid any loss when undertaking repairs or maintenance to the Building.

          (d) Tenant must install and maintain waterproofing materials around any penetrations of the roof of the Building that are made during the installation, maintenance, repair, replacement and removal of the Telecommunications Equipment, and must provide waterproofing certification with respect to all such penetrations from Landlord's roofing contractor so that Landlord is assured that those penetrations do not void, limit or reduce any roof warranty in effect from time to time. Upon final removal of the Telecommunications Equipment, Tenant must repair and restore all roof penetrations and again provide that waterproofing certification.

          (e) If any repair or maintenance to the Building necessitates the relocation of any of the Telecommunications Equipment or any fencing or other improvements that Tenant installs in accordance with the terms of this Section II, Tenant must bear the expense of the relocation.

          Section 38. Additional Allowance. Tenant shall have the right to increase (or decrease) the cost of the project, up to but not exceeding $500,000, for additional charges to the project desired by Tenant ("Additional Allowance"). In the event Tenant elects to utilize all or any part of the Additional Allowance, the Base Rent payable under this Agreement shall be adjusted according for all hard and soft costs to the formula set forth in paragraph 2(h) of this Agreement. In determining the amount of the Additional Allowance utilized by Tenant, if any, such amount shall be the aggregate gross costs incurred by Landlord, including but not limited to interest and development and consulting fees incurred by Landlord. The allowance provided for herein is in addition to and not included in the provisions of Sections 2(g) and 2(h) of this Agreement.

          Section 39. Moving Allowance. Landlord agrees to provide Tenant with an allowance in the amount of $668,725 for Tenant's costs of relocation ("Moving Allowance"). The Moving Allowance shall be paid by Landlord to Tenant's relocation firm and related vendors as invoices are received by Landlord for such services. If after the ninetieth (90th) day after completions of the relocation and payment of all invoices for Tenant's relocation, there is a remaining surplus between the aggregate amount paid and the Moving Allowance, such surplus shall be returned to Tenant within thirty (30) days after receipt of the last invoice for relocation services used by Tenant as rent credit If Tenant's relocation expenses exceed the Moving Allowance, Landlord's obligation to pay such expenses shall cease upon Landlord's payment of amounts up to the Moving Allowance, and thereafter such expenses shall be paid directly by Tenant.

          Section 39A. Additional Agreements With Respect to Allowances. Landlord shall place the Additional Allowance in escrow on or before August 30, 1997, Landlord shall place the Moving Allowance in escrow on or before the date which is thirty (30) days prior to completion of the Improvements. The escrow agent shall be Malouf, Lynch, Jackson, Kessler & Collins, P.C. If Landlord fails to place the allowances in escrow as aforesaid or if Landlord and/or escrow agent fail to disburse in accordance with Sections 38 or 39 as the case may be, Tenant shall have the right to offset such amounts against first installment rent payments.


                                     36

          Section 40. Delivery of Financial Statements. In the event Guarantor ceases to be a publicly traded corporation, Guarantor shall, on an annual basis, deliver to Landlord true and correct copies of its audited financial statements, within ten (10) days of its receipt of its audited financial statements reflecting the operations of Guarantor.

          Section 41. Force Majeure. As used in this Agreement, force majeure shall mean any delay when such delay shall be caused (directly or indirectly) by fire; flood; accident; explosion; sabotage; strike or any labor disturbance (regardless of the reasonableness of the demands of labor); civil commotions; riots; invasions; wars (present or future); acts, restraints, requisitions, regulations, or directions of any governmental authority; voluntary or mandatory compliance by Landlord with any request of any governmental authority, or any officer, department, agency, or committee thereof, voluntary or mandatory compliance by Landlord with any request for material represented to be for purposes of (directly or indirectly) producing articles for national defense or national defense facilities; shortage of labor, fuel, power or raw materials; inability to obtain supplies; failure of normal sources of supplies; inability to obtain or delays of transportation facilities; any act of God; or any cause (whether similar or dissimilar to the foregoing) beyond the reasonable control of Landlord and/or Landlord's sources of supply of any products. In no event shall force majeure excuse performance for more than one hundred eighty (180) days beyond the applicable periods for such performance. Landlord agrees that it will use reasonable efforts to avoid events of force majeure related to construction of the Building's Initial Improvements. Upon the occurrence of an event of force majeure, Landlord agrees that it will provide written notice of such event to Tenant within ten (10) business days following its occurrence or the Weekly Progress Meeting next following the event whichever is sooner.

          Section 42. Memorandum of Lease. This Agreement shall not be recorded. A short form or memorandum of this Agreement shall be executed and acknowledged by the parties in substantially the form attached hereto as Exhibit L and incorporated herein by reference, describing the Premises and setting forth the teens of this Agreement The Memorandum of Lease may be recorded by either party, at its sole cost and expense, however, it may not be recorded prior to the date Landlord acquires title to the Land. In the event of a termination of this Agreement, for any reason, Tenant agrees to execute and deliver to Landlord, in a form reasonably satisfactory to Landlord, a recordable notice of termination of this Agreement and Tenant's tights thereunder

The parties have signed this Agreement on the date first above written.

                                   "Landlord"

                                   TIG DEVELOPMENT ACCOUNT I, INC


                                   By: _______________
                                   Name:
                                   Title:


                                     37

"Tenant"

WESTCOTT COMMUNICATIONS, INC.



By: _______________
Name:
Title:






















                                     38

                                 Exhibit A

                              to that certain

                              Lease Agreement

                                  between

                            Dated July 21, 1997

                                  between

                 TIG Development Property Account It, Inc.,
            Assignee of TIG Development Property Account I, Inc.
                                ("Landlord")

                                    and

                  Primedia Workplace Learning, Inc. f/k/a
                          Westcott Communications
                                 ('Tenant")

                          FORM OF ACKNOWLEDGEMENT
                          ------------------------

Reference is made to the Lease Agreement (the 'tease") between TIG Development Property Account II, Joe. ~s Landlord, and Primedia Workplace Learning, Inc., as Tenant, Terms that are defined in the Lease have the same meanings when used in this acknowledgment. The parties agree as follows:

          1. Landlord has satisfactorily completed the construction of the Improvements, including, without limitation, the Building and parking areas that Landlord undertook to build under the terms of the Lease, subject to the completion of the punch list items listed on the attachment to this acknowledgment.

          2. Landlord has tendered possession of the Premises to Tenant and Tenant has accepted possession.

          3. The Commencement Date of the Initial Term is 199______ and the Expiration Date is

          4. The floor area of the Building, as completed, is _______________ square feet.

          5. The monthly Base Rent payable during the first full ____ months of the Initial Term is $_______________ and the monthly Base Rent payable during the remainder of the Initial Term is $__________.



                                     39

          6. The terms and conditions of the Lease will continue in full force and effect and the parties ratify and confirm those terms and conditions.


                                   TIG DEVELOPMENT PROPERTY
                                   ACCOUNT II, INC.

                                   By: _________________________________
                                   Title: ______________________________
___________________
Witness                            Date: _______________________________
                                         ("Landlord")


                                   PRIMEDIA WORKPLACE LEARNING, INC.

                                   By: _________________________________

                                   Title: ______________________________
___________________
Witness                            Date: _______________________________
                                        ("Tenant")






                                     40

2xhibitB

                                 Exhibit A

                              to that certain

                              Lease Agreement

                                  between

                            Dated July 21, 1997

                                  between

                 TIG Development Property Account It, Inc.,
            Assignee of TIG Development Property Account I, Inc.
                                ("Landlord")

                                    and

                  Primedia Workplace Learning, Inc. f/k/a
                          Westcott Communications
                                 ("Tenant")



                                 BASE RENT
                                 ----------

                    Months 1- 50             $163,151.91 Per Month
                    Months 61 - 120          $176,672.86 Per Month
                    Months 121 -1S4          $194,599.52 Per Month









                                     41

                           LEASE AGREEMENT No. 1

          This Lease Amendment No. I (this "Amendment) is made and entered into this 20 day of May l998, by and between:

                 TIG Development Property Account II, Inc.,
            Assignee of TIG Development Property Account I, Inc.
                                ("Landlord")

                                    and

                  Primedia Workplace Learning, Inc. f/k/a
                          Westcott Communications
                                 ("Tenant")

          This Amendment shall modify the original Lease Agreement entered into by and between TIG Development Property Account, Inc. and subsequently assigned to TIG Development Property Account II, Inc. ("Landlord") arid Westcott Communications, Inc., now known as Primedia Workplace Learning, Inc. ("Tenant") dated the 21st of July, 1977 (the "Lease Agreement"), in which certain real estate and premises therein described and situated at Plano International Business Park, international Parkway, Plano, Texas located in the County of Denton, and the State of Texas, were demised and leased by Landlord to Tenant.

It is the sole intuit of this Agreement to amend and modify the Lease Agreement as follows:

1. Section 2 of the Lease Agreement is deleted in its entirety, and replaced and amended as

          Follows:

          Section 2. Construction of Improvements. (a) The Building shall consist of approximately 205,750 square feet and a parking lot ("Initial Parking") all as set forth ii the Shell Plans (defined below). The actual square footage of the Building shall be deemed, for all purposes, to be 205,750 square feet.


                                     42

          (b) Landlord shall provide, at Landlord's sole cost and expense, all the material, labor and equipment necessary for the construction of the Shell Work (as defined herein) is accordance with the terms of this Agreement. Landlord shall cause the Shell Work to be constructed in a good and workmanlike manner in accordance with the Shell Plans (as defined herein). Except as otherwise provided herein, Landlord shall, at its sole expense. complete the construction of the Shell Work in accordance with all applicable statutes (including, without limitation, the Americans with Disabilities Act) and building codes (including the securing of a Certificate of Substantial Completion from Gromatzky Dupree & associates ("Gromatzky"), with respect to IS Shell Work), governmental rules, regulations and orders, zoning and land use laws, rules and regulations, and recorded covenants, conditions and restrictions affecting title to the Premises ("Legal Requirements"). Tenant shall perform Tenant's Work (as defined herein) using the general contractor selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld and is hereby given if Tenant elects Constructors & Associates, Inc. as its general contractor) and shall cause the Tenant's Work to be constructed in a good arid workmanlike manner in accordance with the Tenant's Plans (as defined herein). Landlord shall provide Tenant with "as-built" drawings of the Shell Work within sixty (GD) days after Substantial Completion (as defined below)

          (c) Pot the purposes of this Agreement the following terms shall have the following meanings: "Shell Work" shall mean the work (inclusive of labor and materials) set forth on the Shell Plans, which work includes, without limitation: (1) the construction of the Building on the Land; and (ii) the construction of surface parking adjacent to the Building and on the Land (including exterior lighting with conduit to the exterior wall of the Building grading, paving, striping, and landscaping, pursuant to the approved landscaping plan of the City of Carrolton, excluding all alternates).

          "Shell Plans" shall mean the scaled, dimensions and coordinated architectural and engineering working drawings which describe the Shell Work arid which are listed on Schedule I annexed to and made a part of this Agreement

          "Tenant's Work" shall mean all work, equipment arid improvements which, in Tenant's opinion, are necessary or desirable to prepare the Premises for Tenant's occupancy, other than the Shell Work Tenant's Work will be more particularly set forth on the Tenant's Plans.


          "Tenant's Plans" shall mean the plans and specifications for Tenant's Work

Tenant shall provide Landlord with a copy of Tenant's Plans promptly after receipt of same fl-cm Tenant's architect The Tenant's Plans shall be subject to Landlord's approval, which Landlord agrees to give (or deny) within five (5) business days after receipt of same from Tenant, Landlord shall state any objections it may have with specificity. Tenant shall then resubmit the Tenant's Plans to Landlord within five (5) business days alter receipt of Landlord's objections. Landlord must either object to or approve the revised Tenant' s Plans within five (5) days after receipt thereof. Landlord and Tenant shall repeat this process until Tenant's Plans are approved, Landlord shall not unreasonably withhold its approval of Tenant's Plans.

          "Landlord's Construction Contribution" shall mean the sum of $8,100,000.00 Landlord shall pay Landlord': Construction Contribution to Tenant as set forth herein. Landlord's Construction Contribution shall be paid by Landlord, through its interim lender to Tenant (or as directed by Tenant) in installments a; construction of the Tenant's Work progresses by Tenant's 'third party general contractor. Such installments shall be paid monthly by Landlord's interim Lender within a period of fifteen (15) days following delivery by Tenant to Landlord of the draw requests submitted by Tenant and/or the bills and statements paid by Tenant to the general


                                     43

contractor or any subcontractor. Any requests by Tenant fur an Installment or the Landlord's Construction Contribution shall be accompanied by the certification of the supervising architect or an employee of Tenant or one of its corporate affiliates, as the case may be, that the construction work represented thereby is in accordance with the Tenant's Plans, Each such payment of the Landlord's Construction Contribution shall be in an amount equal to the sum of all draw requests end/or bills and statements submitted by Tenant to Landlord less applicable retainage as required by law (currently 10%). if construction of the Improvements shall be completed and there remains a portion of the Landlord's Construction Contribution to be paid by Landlord to Tenant such remaining portion shall be paid by Landlord to Tenant within thirty (30) days after the later of (an) the Commencement Date; or (bb) the date On which Tenant provides Landlord with copies of' lien releases from its general contractor arid subcontractors. Anything herein, or in the Lease, to the contrary notwithstanding, Tenant shall have the right to offset against Base Rent arid additional rent, any portion of the Landlord's Construction Contribution (or other allowance payable by Landlord) which Landlord fails to pay in accordance with this Amendment noon completion of all of the following:

          (i) only after the Tenant has submitted a written request for an installment of the Landlord's Construction Contribution on the standard ALA monthly draw request form;

          (ii) the AAA. monthly draw request form has been approved by the supervising architect;

          (iii) the Landlord's interim lender's architectural/engineering consultant has verified the completion in accordance with all of the Tenant's Plans of all items for which payment is requested:

          (iv) all partial lien waivers normally required for any such draw request have been executed and delivered, along with the ALA a monthly draw request form; ('i) no notices of intent to file a mechanics and material men's lien C'M&M" Lien) have been received by Landlord or Tenant's general contractor or the actual filing of a M&M Lien has occurred by Tenant or its general contractor or any subcontractor or any supplier for any previously paid draw which have not been released, and

          (vi) Tenant has given Landlord and Landlord's interim lender sixty (60) days prior written notice of Landlord's alleged default and Tenant' intent to offset Base Rent and additional rent, and Landlord or Landlord's interim lender, as the case may be, shall have failed within such sixty (60) days to cure such default.

(d) In connection with Tenant's Work, Tenant, in its sole discretion, shall negotiate the final contract price and the final contract documents with the general contractor.

(e) Landlord and Tenant acknowledge that Landlord has commenced construction of the Shell Work Landlord shall diligently proceed with the construction of the Shell Work and shall substantially complete that construction in a timely manner, but in no event later than September 1, 1998. Upon obtaining substantial completion of the Shell Work, Landlord's architect shall issue its written notice of substantial completion of the Shell Work ("Shell Work Notice of Substantial Completion") certifying that Landlord has substantially completed construction of the Shell Work 'in accordance with the Shell Work Plans, Landlord shall diligently pursue and complete any punch list, items relatin8 to the Shell Work and remedy any non-conforming or defective work within one hundred twenty (120) days thereafter. Landlord and Tenant shall cooperate to avoid interference with the other's performance of Tenant's Work or Shell Work, as the case may be. In the event that Tenant disputes the Shell Work Notice of' Substantial Completions then Tenant must notify Landlord in writing that Tenant disputes Landlord's architect's certification that Landlord has


                                     44

substantially completed construction of the Shell Work within five (5) days of Tenant's receipt of the Shell Work Notice of Substantial Completion, which receipt the parties agree shall Ire the earlier of': (i) Tenant's receipt of the Shell Work Notice of Substantial Completion; or (ii) September 5, 1998, In the event Tenant timely provides notice of it dispute of the Shell Work Notice of Substantial Completion, the parties agree that such issue shall be conclusively determined by a majority vote of three (3) persons, one of whom shall be Gromatzky, one of' whom shall be Joe Ryan of Tishman Construction ("Ryan'), and the third shall be a person who is knowledgeable of the constriction of similar buildings, selected by Gromatzky and Ryan. Such selection shall take place within five (5) days of "the Tenant's notice of dispute" and such decision shall be made within ten
(10) days of the selection of such third party. In the event that Tenant does not notify Landlord in writing that Tenant disputes that Shall Work Notice of Substantial Completion, then Landlord and Tenant agree that the Shell Work shall be deemed to be substantially complete, except for any punch list items that materially affect Tenant's ability to complete Tenant's Work in accordance with this Amendment.

(f) Tenant's obligation to pay Base Rent and additional rent will commence on November 1. 1908 ("Rent Commencement Date") The commencement date of this Agreement ("Commencement Date") shall be the earlier of: (1) the Rent Commencement Date; or (ii) the date on which Tenant first occupies the Premises to conduct a portion of its operations. If, prior to substantial completion of construction of the Tenant Improvements, Tenant occupies a portion of the Improvements without conducting business operations, the terms of this Agreement, excepting only the obligation to pay Base Rent (as defined), will apply to that occupancy.

(g) Landlord shall incorporate only new, good quality materials and equipment into the construction of the Shell Work. Landlord shall guarantee the Shall Work against defects in materials and workmanship for one (1) year after Shell Work Notice of Substantial Completion (or punch list completion with respect to punch list items). Landlord shall deliver to Tenant originals of all continuing assignable guarantees and warranties issued and made in connection with the construction of the Shell Work. Except for those warranties which remain Landlord's responsibility pursuant to Section 3(a) below, Tenant may elect to enforce such warranties or guaranties or may, during such one year period, elect to have Landlord enforce same. Landlord agrees to cooperate with Tenant, at Tenant's expense after the one year warranty period, to enforce such warranties or guaranties.

(h) Tenant and Landlord must each designate in writing at least one (1) but not more than three (3) representative(s) to act in its behalf in dealings with the other party in matters relating to the construction of the Shall Work and Tenant's Work. At least one of Tenant's and Landlord's representatives must be qualified to give authorizations, render decisions and take such other action as may be required, but only to the extent those authorizations, decisions or other actions do not result in an increase in the monetary obligations of either party by an amount in excess of Ten Thousand Dollars ($10,000.00). Any consents or approvals given by a designated representative will bind the patty on whose behalf the representative acts. Either party may change its designated representatives at any time by giving written notice of a change of designation to the other party The designated representatives will exert their reasonable efforts to render decisions and take actions in a timely manner so as to avoid unreasonable delay in the other party's work and actions relating to the Shell Work or Tenant's Work, as the case may be~ For purposes of this
Section 2(h), Landlord designates John Walsh and Charles McClure as Landlord's initial representatives, and Tenant designates Michael Mooney of Tenant, and Domenic Maggie of PRIMEDIA Inc. (Tenant's parent company), as Tenant's initial representatives.


                                     45

(i) Throughout the period between the date on which each party commences construction of their improvements and the date on which each substantially completes the construction of such improvements, each shall maintain (or have its general contractor maintain) hi force with respect to such improvements a policy of multiple peril (all-risk) builder's rink insurance On a completed value basis in ac amount equal to the fail replacement cost of the Improvements. Such insurance shall be written by insurance companies licensed to do business in the Slate of Texas with a financial rating of XIII or better, and a policy rating of A- or better in the latest edition of Best's Guide on Property and Casualty Insurance Companies. Landlord's policy must name Tenant and Guarantor as an additional insured and must assure tenant that its coverage will continue for Tenant's benefit notwithstanding any act or omission on Landlord's part. Tenant's policy must name Landlord and Guarantor as an additional insured and must assure Landlord that its coverage will continue for Landlord's benefit notwithstanding any act nr omission on Tenant's part. Each policy must provide that no cancellation, surrender or material change will become effective unless Tenant receives written notice at least thirty (33) days in advance of the time at which that cancellation, surrender or material change becomes effective.

2. Section 3 of the Lease Agreement is deleted in its entirety, and replaced and amended as
          Follows:

          Section 3. Initial Term. (a) The Initial Term of this Agreement (the "Initial Term") will be the period that commences on the Commencement Date arid that ends at 11:59 p.m. (Dallas, Texas time) of either the day prior to the one hundred eighty-fourth (184th) month following the Commencement Date, if the Commencement Date occurs on the first day of a calendar month, or on the fifteenth (15th) anniversary of the last day of the calendar month in which the Commencement Date occur, if the Commencement Date do~ not occur on the first day of a calendar month, whichever is applicable. Tenant has the right to renew the term of this Agreement, as set forth in Section 5 below, and the (Initial Term and any Renewal Term with respect to which Tenant exercises that option In accordance with Section 5 are collectively called the "Term" in this Agreement.

          (b) Within thirty (30) days after the Commencement Date, the PARTIES will execute an acknowledgement letter for the purpose of confirming the Commencement Date arid the Expiration Date & For purposes of this Agreement, the term ("Lease year") shall mean each twelve month period commencing with the month in which the Commencement Date occurs. That acknowledgment will be substantially in the form of the attached Exhibit A tothis Addendum.


                                     46

3. Section 4(a) of the Lease Agreement is deleted in its entirety, and replaced and amended asfollows:

          Section 41. Base Rent and Additional Rent. (a) Tenant shall pay to Landlord for the Premises the amount as base rent ("Base Rent") indicated on Exhibit B attached hereto and made a part hereof Tenant shall pay each monthly installment of Base Root in advance on the first day of each month during the Term, with the first installment of Base

          Rent being due on the Rent Commencement Date. Under no circumstances shall the Base Rent payable hereunder be abated for any period unless otherwise specifically provided in Sections 17 or IS of the Lease or this Agreement. if any payment required of Tenant under this Agreement is not paid when due, Landlord may charge Tenant a fee equal to fivepercent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency, provided, however, that Tenantmay have one late payment per Lease Year without incurring such charge in the eventthe actual payment is received by Landlord on or before the fifth (5th) day of the month in which it is due following written notice from Landlord that such amount is past due.

4 Section ~ 1(b) of the Lease Agreement is deleted in its entirety Should Tenant elect to perform the Office Expansion, such work shall be deemed an Alteration and the performance thereof shall be governed by Section 7 of the Lease.

5. Section 33(j) is amended as follows: Domenic Maggio should be added as an additional addressee of all notes to Tenant.

6. Landlord and Tenant agree that Landlord has satisfied the obligations in Section 35 of the Lease,

7.        Section 33 of the Lease Agreement L5 deleted in its entirety.

8,        Section 39 of the Lease Agreement is deleted in its entirety.

9.        Section 39A. of the Lease Agreement is deleted in its entirety

10. Section 42 of the Lease Agreement is deleted, replaced, and amended as follows. Section 42, Memorandum of Lease The Lease, this Amendment, or any other lease amendment shall not be recorded. A revised short form or memorandum of the Lease, as amended, shall be executed and acknowledged by the parties in substantially the form attached hereto as 4bibit C and incorporated herein by reference, describing the Premises and setting forth the terms of the Lease, as amended. The Memorandum of Lease may be recorded by either party, al its sole cost and expense. In the event of a termination of the Lease, as amended, for any reason, Tenant agrees to execute and deliver to Landlord, in a font reasonably satisfactory to Landlord, a recordable notice of termination of the Lease and Tenant's rights thereunder,


                                     47


11.       Exhibit B to the Lease Agreement is deleted in its entirety
12.       Exhibit C to the Lease Agreement is deleted in its entirety.
13.       Exhibit P to the Lease Agreement is deleted in its entirety.
14.       A new Section 43 is added as follows;


Section 43. Landlord Reimbursement Tenant. Landlord shall pay to Tenant an additional allowance ("Landlord Reimbursement Payment") in total amount of 51,518,72100 to offset Tenant's cost, both direct and indirect associated with its moving to the Building, including but not limited to the costs of construction of Tenant's Work, moving, cabling for data and communications, employee relocation, equipment, tangible personal property, trade fixtures and other items to be utilized by Tenant in connection with its operations in the Building. Landlord shall pay such Landlord's Reimbursement Payment to Tenant within sixty (60) days of the Commencement Date.

15(a) Landlord does hereby release and forever discharge Tenant, its predecessors, parent, subsidiaries, affiliated corporations or other affiliated entities, successors, partners. principals, assigns, attorneys, servants, agents~ employees, and other representatives, of and from any and all claims and causes of action of any and every character, Icncwn and ankuriwo, which Landlord may have against such Tenant (other than with respect to the breach of nay representations or warranty in the Lease, as set forth in this Amendment), including, but not limited to, all claims and causes of action, except third party tort claims, connected in any way with the Lease Agreement anti which occurred at any time prior to the date hereof.

(1) Tenant tines hereby release and forever discharge Landlord, its predecessors, parents. subsidiaries, affiliated corporations or other affiliated entities, successors, partners, principals. assigns, attorneys, servants, agents. employees, and other representatives, including, but not limited to, The Industrial Group. Inc. and 'The Industrial Group Management Services, Inc., of and from any and all claims and causes of action of any and every character, known and unknot~ri. 'which Tenant may have against Landlord (other than with respect to the breach of any representation or warranty in the Lease, as set forth in this Amendment), including, but not limited to, all claims and causes of action connected in any way with the Lease Agreement and which occurred at any time prior to the date hereof.

(c) It is expressly understood and agreed that this Section is intended to be, and is, a full, complete and general release in favor of one party from the other, their predecessors, parents, subsidiaries, affiliated corporations or other affiliated entities, successors, partners, principals, assi~is, attorneys, servants, agents, employees, and other representatives of any and all claims of any kind or character which each party may have had or may now have against the other, whether known or unknown except as provided for herein.

16. All other terms and conditions of the Lease Agreement shall remain in effect and unchanged.



                                     48

17. This Amendment constitutes the entire understanding and agreement of' the parties with respect to the subject matter of this Amendment, anti contains all of the covenants and agreements of the parties with respect thereto Landlord and Tenant each acknowledge that no representations. documents, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are act contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Amendment are of no force or effect This Amendment nay not be altered, changed or amended except by an instrument in writing signed all the parties hereto.


IN WITNESS HEREOF, the parties hereto have signed and sealed this Amendment No. 1 as of the date first set forth above.

LANDLORD:

TIG DEVELOPMENT PROPERTY ACCOUNT II, INC.


By: _______________________
Name: _____________________
Title:  ______________________

TENANT

PRIMEDIA WORKPLACE LEARNING, INC.



By: _______________________
Name: _____________________
Title:  ______________________


PRIMEDIA, Inc. ("fka K-III Communications Corporation), the guarantor of Tenant's obligations under the Lease, hereby consents to the execution and delivery of this Agreement by Tenant


PRIMEDIA, INC.



By: _______________________
Name: _____________________
Title:  ______________________




                                     49


                           LEASE AGREEMENT No. 2

          This Lease Amendment No. 2 (this "Amendment) is made and entered into as of September 20, 1999, by and between:

                 TIG Development Property Account II, Inc.,
            Assignee of TIG Development Property Account I, Inc.
                                ("Landlord")

                                    and

                  Primedia Workplace Learning, Inc. f/k/a
                          Westcott Communications
                                 ('Tenant")

This Amendment shall modify the original Lease Agreement entered into by and between TIG Development Property Account I, Inc., and subsequently assigned to TIG Development Property Account II, Inc., ("Landlord") and Westcott Communications, inc. now known as Primedia Workplace Learning, Inc. ("Tenant") dated the 21st of July, 1991 (the "Lease Agreement") and that certain Lease Amendment No. 1 dated May20, 1998 by and between Landlord and Tenant ("Lease Amendment No. 1") (collectively referred to as the 'Lease"), in which certain reel estate and properties therein described and situated at Piano international Business Park, International Parkway, Piano, Texas located in The County of Denton, and the State of Texas, were demised arid leased by Landlord to Tenant

It is the sole intent of this Lease Amendment No. 2 to amend and modify the Lease as follows:

1. Section 2Q) of Lease Amendment No. 1 is deleted in its entirety and replaced arid amended as follows:

          (f) Tenant obligation to pay Base Rent and additional rent will commence oat November 1, 1.998 ("Rent Commencement Date"). The commencement date of this Agreement ("Commencement Date") shall be the earlier of: (i) the Rent Commencement Date; or (ii) the date on which Tenant first occupies the Premises to conduct a portion of its operations. If prior to substantial completion of the construction of the Tenant Improvements, Tenant occupies a portion of the Improvements without conducting business operations, the terms of this Agreement, excepting only the obligation to pay Base Rent (as defined) and additional rent will apply to that occupancy ("Early Occupancy").

2. Section 3(a) of Lease Amendment No. I is deleted in its entirety and replaced and amended as follows:

          Section 3. Initial Term. (a) The Initial Tern, of this Agreement (the "Initial Term") will be the period that commences on the Commencement Date and that ends at 11:59 p.m. (Dallas, Texas time) on the day prior to the one hundred eighty-fifth (185th) month anniversary of the Rena Commencement Date. Tenant has the right to renew the term of this Agreement as set forth in Section 5 below, and the Initial Term arid any Renewal Term with respect to which Tenant exercises that option in accordance with Section S are collectively called the "Term" in this Agreement.


                                     50

          IN WITNESS THEREOF, the parties hereto have signed and sealed this Amendment No.2 as of the date first set forth above.

LANDLORD:

TIG DEVELOPMENT PROPERTY ACCOUNT II, INC.


By: _______________________
Name: _____________________
Title:  ______________________

TENANT

PRIMEDIA WORKPLACE LEARNING, INC.



By: _______________________
Name: _____________________
Title:  ______________________


PRIMEDIA, Inc. ("fka K-III Communications Corporation), the guarantor of Tenant's obligations under the Lease, hereby consents to the execution and delivery of this Agreement by Tenant


PRIMEDIA, INC.



By: _______________________
Name: _____________________
Title:  ______________________



                                     51